Exhibit 4.2

                                                                  EXECUTION COPY

================================================================================




                         COLLINS & AIKMAN PRODUCTS CO.,
                                   as Issuer,


                         THE GUARANTORS PARTIES HERETO,
                                  as Guarantors



                                       AND


                           BNY MIDWEST TRUST COMPANY,
                                   as Trustee



                     --------------------------------------


                                    INDENTURE

                          Dated as of December 20, 2001

                     --------------------------------------



                          10 3/4% Senior Notes due 2011





================================================================================

                                Table of Contents

                                                                                                               Page


ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.................................................1
         Definitions .............................................................................................1
         Other Definitions ......................................................................................30
         Compliance Certificates and Opinions....................................................................31
         Form of Documents Delivered to Trustee..................................................................31
         Acts of Holders ........................................................................................32
         Notices, etc., to Trustee, Company and the Guarantors...................................................34
         Communication by Holders with other Holders.............................................................34
         Notices to Holders; Waiver..............................................................................34
         SECTION I.9.   Language of Notices, etc.................................................................35
         Incorporation by Reference of Trust Indenture Act.......................................................35
         Conflict with Trust Indenture Act.......................................................................35
         Effect of Headings and Table of Contents................................................................35
         Successors and Assigns .................................................................................35
         Separability Clause ....................................................................................36
         Benefits of Indenture ..................................................................................36
         Legal Holidays .........................................................................................36
         Governing Law ..........................................................................................36
         Rules of Construction ..................................................................................36

ARTICLE II THE SECURITIES........................................................................................37
         Form, Dating and Terms .................................................................................37
         Execution and Authentication............................................................................42
         Registrar and Paying Agent..............................................................................44
         Paying Agent To Hold Money in Trust.....................................................................44
         Transfer and Exchange ..................................................................................45
         Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors..47
         Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S...............49
         Mutilated, Destroyed, Lost or Stolen Notes..............................................................50
         Temporary Notes ........................................................................................51
         Cancellation ...........................................................................................52
         Payment of Interest; Defaulted Interest.................................................................52
         Computation of Interest ................................................................................53
         CUSIP and ISIN Numbers .................................................................................53

ARTICLE III REDEMPTION OF NOTES..................................................................................54
         Applicability of Article................................................................................54
         Election to Redeem; Notice to Trustee...................................................................54


                                       -i-

         Selection of Notes to be Redeemed.......................................................................54
         Notice of Redemption ...................................................................................55
         Deposit of Redemption Price.............................................................................56
         Notes Payable on Redemption Date........................................................................56
         Notes Redeemed in Part .................................................................................56
         Optional Redemption ....................................................................................56

ARTICLE IV COVENANTS.............................................................................................57
         Payment of Principal, Premium, if any, and Interest.....................................................57
         Maintenance of Office or Agency.........................................................................57
         Money for Notes Payments to be Held in Trust; Unclaimed Money...........................................58
         Maintenance of Corporate Existence, Rights and Franchises...............................................59
         Limitation on Indebtedness..............................................................................59
         Limitation on Liens ....................................................................................65
         Limitation on Restricted Payments and Restricted Investments............................................65
         Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.................69
         Limitation on Asset Dispositions........................................................................71
         Transactions With Affiliates............................................................................72
         Change of Control ......................................................................................74
         Provision of Financial Information......................................................................74
         Future Subsidiary Guarantors............................................................................75
         Limitation on Investments by the Parent Guarantor.......................................................75
         Annual Certificate .....................................................................................75
         Limitation on Businesses of Certain Subsidiaries........................................................76
         Statement by Officers as to Default.....................................................................76
         Further Instruments and Acts............................................................................76

ARTICLE V MERGER, CONSOLIDATION, SALE OR TRANSFER................................................................76
         Merger, Consolidation, Etc. by the Company..............................................................76
         Merger, Consolidation, Etc. by the Guarantors...........................................................77
         Successors .............................................................................................78

ARTICLE VI DEFAULTS AND REMEDIES.................................................................................78
         Events of Default ......................................................................................78
         Acceleration of Maturity; Rescission and Annulment......................................................79
         Collection of Indebtedness and Suits for Enforcement by Trustee.........................................81
         Trustee May File Proofs of Claim........................................................................81
         Trustee May Enforce Claims Without Possession of Notes..................................................82
         Application of Money Collected..........................................................................82
         Limitation on Suits ....................................................................................83
         Unconditional Right of Holders To Receive Principal, Premium and Interest...............................83
         Restoration of Rights and Remedies......................................................................84
         Rights and Remedies Cumulative..........................................................................84
         Delay or Omission Not Waiver............................................................................84


                                      -ii-

         Control by Holders .....................................................................................84
         Waiver of Past Defaults ................................................................................85
         Undertaking for Costs ..................................................................................85
         Waiver of Stay or Extension Laws........................................................................85

ARTICLE VII TRUSTEE..............................................................................................86
         Certain Duties and Responsibilities.....................................................................86
         Notice of Default ......................................................................................87
         Certain Rights of Trustee...............................................................................87
         Not Responsible for Recitals or Issuance of Notes.......................................................88
         May Hold Notes .........................................................................................89
         Money Held in Trust ....................................................................................89
         Compensation and Reimbursement..........................................................................89
         Conflicting Interests ..................................................................................90
         Corporate Trustee Required;  Eligibility................................................................90
         Resignation and Removal; Appointment of Successor.......................................................90
         Acceptance of Appointment by Successor..................................................................92
         Merger, Conversion, Consolidation or Succession to Business of Trustee..................................92
         Preferential Collection of Claims Against Company.......................................................92
         Appointment of Authenticating Agents....................................................................93

ARTICLE VIII SATISFACTION AND DISCHARGE..........................................................................94
         Termination of Company's Obligations Under this Indenture...............................................94
         Application of Trust Funds..............................................................................95
         Company's Option to Effect Legal Defeasance or Covenant Defeasance......................................95
         Legal Defeasance and Discharge..........................................................................95
         Covenant Defeasance ....................................................................................96
         Conditions to Defeasance or Covenant Defeasance.........................................................96
         Deposited Money and U.S. Government Obligations to Be Held in Trust.....................................97
         Repayment to Company ...................................................................................98
         Indemnity for U.S. Government Obligations...............................................................98
         Reinstatement ..........................................................................................98

ARTICLE IX SUPPLEMENTAL INDENTURES...............................................................................99
         Supplemental Indentures Without Consent of Holders......................................................99
         Supplemental Indentures with Consent of Holders........................................................100
         Execution of Supplemental Indentures...................................................................101
         Effect of Supplemental Indentures......................................................................101
         Conformity with Trust Indenture Act....................................................................101
         Reference in Notes to Supplemental Indentures..........................................................101

ARTICLE X HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY.....................................................102
         Company To Furnish Trustee Names and Addresses of Holders..............................................102
         Preservation of Information; Communications to Holders.................................................102
         Reports by Trustee ....................................................................................103


                                      -iii-

         Reports by Company ....................................................................................103

ARTICLE XI GUARANTEE............................................................................................104
         Guarantee .............................................................................................104
         Limitation on Liability ...............................................................................106
         Successors and Assigns; Release of Subsidiary Guarantees...............................................106
         No Waiver .............................................................................................107
         Modification ..........................................................................................107

ARTICLE XII MISCELLANEOUS.......................................................................................107
         Exemption from Individual Liability....................................................................107
         Multiple Originals ....................................................................................108
         Qualification of Indenture.............................................................................108

EXHIBIT A   Form of the Initial Notes
EXHIBIT B   Form of the Exchange Notes

     THIS INDENTURE is entered into as of December 20, 2001, among Collins & Aikman Products Co., a Delaware corporation (the "Company"), Collins & Aikman Corporation, a Delaware corporation (the "Parent Guarantor"), the companies listed on the signature pages hereto that are subsidiaries of the Company (the "Subsidiary Guarantors," and together with the Parent Guarantor, the "Guarantors") and BNY Midwest Trust Company, an Illinois trust company, as trustee (the "Trustee").

                                    RECITALS

     WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of (a) its 10 3/4% Senior Notes due 2011 (the "Initial Notes"), (ii) any additional 10 3/4% Senior Notes due 2011 that may be offered from time to time subsequent to the Issue Date (the "Additional Notes"), and (iii) its 10 3/4% Senior Notes due 2011 (the "Exchange Notes") to be issued in exchange for, or upon registered resale of, Initial Notes or any Additional Notes pursuant to a Registration Rights Agreement (as hereinafter defined). The Initial Notes, the Additional Notes and the Exchange Notes are collectively referred to herein as the "Notes."

     WHEREAS, the Guarantors have duly authorized the execution and delivery of this Indenture to provide guarantees of the Notes and of certain obligations of the Company hereunder.

     WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Company and the Guarantors, in accordance with its terms, have been done.

     WHEREAS, Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as hereinafter defined), this Indenture shall be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required or deemed to be part of and to govern indentures qualified thereunder.

                               W I T N E S S E T H
                               - - - - - - - - - -

     NOW, THEREFORE, in consideration of the premises and the purchase of the Notes, it is mutually covenanted and agreed for the equal and ratable benefit of the Holders of the Initial Notes and, if and when issued, any Additional Notes and Exchange Notes, as follows:



                                    ARTICLE I
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Definitions."Act", when used with respect to any Holder, has the meaning specified in Section 1.5.

     "Additional Notes" has the meaning ascribed to it in the first recital of this Indenture.

     "Advisory Agreement" means the Services Agreement dated as of February 23, 2001, as amended through the Issue Date, among the Parent Guarantor, the Company and Heartland (or any other Affiliate thereof), as the same may be amended or modified from time to time; but without giving effect to any amendment or modification after the Issue Date that would increase the net fees payable thereunder to Heartland Industrial Partners, L.P. and its Affiliates that have not been made subject to compliance with Section 4.10 hereof.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that none of Textron Automotive Holdings (Italy) S.r.l. or its Subsidiaries shall be deemed to be an Affiliate of the Company or any Restricted Subsidiary unless such Person shall become a direct or indirect Subsidiary of the Company.

     "Agent" means any Paying Agent, Authenticating Agent or Registrar.

     "Applicable Procedures" means the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable.

     "Asset Disposition" means any transfer, conveyance, sale, lease or other disposition (including a consolidation or merger or other sale of a Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding Receivables Sales and a disposition by a Restricted Subsidiary to the Company or another Restricted Subsidiary or by the Company to a Restricted Subsidiary) of:

          (a) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary,

          (b) substantially all of the assets of the Company or any of its Restricted Subsidiaries representing a division or line of business, or

          (c) other assets or rights of the Company or any of its Restricted Subsidiaries outside of the ordinary course of business,

provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition or any related series of such transactions is equal to $25.0 million or more; provided, however, that (a) for purposes of Section 4.9 hereof, the term "Asset Disposition" shall exclude any disposition permitted by Section 4.7 and (b) the term "Asset Disposition" shall exclude transactions permitted under Article V.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

          (1) the sale of Cash Equivalents in the ordinary course of business;

          (2) a disposition of inventory in the ordinary course of business;

          (3) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

          (4) the grant in the ordinary course of business of licenses of patents, trademarks and similar intellectual property;

          (5) the sale or disposition of any Restricted Investment or Permitted Investment of the type described in clauses (10), (11) or (12) of the definition thereof;

          (6) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business; and

          (7) Receivables Sales in connection with a Receivables Financing.

     "Authenticating Agent" means any Person authorized to act on behalf of the Trustee to authenticate Notes pursuant to Section 7.14 hereof.

     "Bank Credit Facilities" means those certain senior credit facilities, by and among the Company, the Company's Canadian Subsidiaries, JPMorgan Chase Bank, as administrative agent and collateral agent, J.P. Morgan Bank Canada, as Canadian administrative agent and collateral agent, Credit Suisse First Boston Corporation, as syndication agent, Deutsche Banc Alex. Brown Inc. and Merrill Lynch Capital Corporation, as co-documentation agents, and the other lenders party thereto, including any related notes, guarantees, collateral documents, letters of credit, instruments and agreements executed in connection therewith (and any appendices, exhibits or schedules to any of the foregoing), and in each case as amended, modified, supplemented, restated, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit facilities or other credit facilities or otherwise).

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors.

     "Becker Entities" means Charles E. Becker (or any of his immediate family members, related family trusts, heirs and descendents), Becker Group LLC and any other Affiliate of Charles E. Becker.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon occurrence of a subsequent condition (other than a condition that the Holders waive one or more provisions of this Indenture).

     "Board of Directors" means either (i) the board of directors of the Company or (ii) any duly authorized committee of that board of directors.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Book-Entry Interest" means a depositary interest representing 100% beneficial interest in a Global Note.

     "Brazilian, Credit Facility" means one or more credit facilities entered into by Plascar Ind?stria e Comerico Ltda and its Subsidiaries, together with any credit support provided by the Company or any other Restricted Subsidiary, providing for availability in an aggregate amount not to exceed $30.0 million at any time outstanding.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity, including Preferred Stock and partnership interests, whether general or limited, of such Person.

     "Cash Equivalents" means, at any time:

          (1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America, the United Kingdom, Canada, France, Germany, Italy or Japan, or, in the case of an Asset Sale in Brazil or an Investment of cash flow from the operations of the Company and its Subsidiaries in Brazil, Brazil, or any agency or instrumentality thereof (provided, that the full faith and credit of such country is pledged in support thereof),

          (2) certificates of deposit, money market deposit accounts and acceptances with a maturity of 180 days or less from the date of acquisition of any financial institution that is a member of the Federal Reserve System or organized under the laws of the United Kingdom, Canada, France, Germany, Italy or Japan or, in the case of an Asset Sale in Brazil or an Investment of cash flow from the operations of the Company and its Subsidiaries in Brazil, Brazil, having combined capital and surplus and undivided profits of not less than $250.0 million,

          (3) commercial paper with a maturity of 180 days or less from the date of acquisition issued by a corporation organized under the laws of any state of the United States of America or the District of Columbia or any foreign country recognized by the United States of America whose debt rating, at the time as of which such investment is made, is at least "A-1" by Standard & Poor's Corporation or at least "P-1" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency,

          (4) repurchase agreements and reverse repurchase agreements having a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a financial institution meeting the qualifications described in clause (2) above,

          (5) any security, maturing not more than 180 days after the date of acquisition, backed by standby or direct pay letters of credit issued by a bank meeting the qualifications described in clause (2) above and

          (6) any security, maturing not more than 180 days after the date of acquisition, issued or fully guaranteed by any state, commonwealth, or territory of the United States of America, or by any political subdivision thereof, and rated at least "A" by Standard & Poor's Corporation or at least "A" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency.

     "Change in Control" means the occurrence of one or more of the following events:

          (1) (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Parent Guarantor or the Company, and

          (b) the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Parent Guarantor or the Company, as the case may be, than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Parent Guarantor or the Company, as the case may be (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by another corporation (the "parent corporation"), if such other person beneficially owns, directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or

          (2) during any period of two consecutive years (or, in the case this event occurs within the first two years after the Issue Date, such shorter period as shall have begun on such date), individuals who at the beginning of such period constituted the board of directors of the Parent Guarantor or the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Parent Guarantor or the Company was approved by a vote of 66 2/3% of the directors of the Parent Guarantor or the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or, in the case of the Company's board of directors only, were approved by the Parent Guarantor if the Parent Guarantor shall beneficially own a majority of the Company's Voting Stock) cease for any reason to constitute a majority of the board of directors of the Parent Guarantor or the Company then in office;

provided, that a Change of Control shall not be deemed to have occurred solely as a consequence of a merger or consolidation between the Parent Guarantor and the Company, in which case all references in the preceding clauses (1) and (2) to "the Parent Guarantor or the Company" shall henceforth be deemed to refer only to the surviving entity of such merger or consolidation.

     "Clearstream" means Clearstream Banking, societe anonyme, and any successor thereto.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution and delivery of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until any successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean any such successor corporation.

     "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, its President, a Vice Chairman of the Board, or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Assets" of any Person as of any date of determination means the total assets of such Person as reflected on the most recently prepared balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income for such period increased by the sum of:

          (1) Consolidated Interest Expense for such period, plus

          (2) Consolidated Income Tax Expense for such period, plus

          (3) the consolidated depreciation and amortization expense included in the income statement of the Company and its Subsidiaries for such period plus

          (4) all other expenses reducing Consolidated Net Income for such period that do not represent cash disbursements for such period (excluding any expense to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Notes) less, to the extent included in the calculation of Consolidated Net Income, items of income increasing Consolidated Net Income for such period that do not represent cash receipts for such period (excluding any expense to the extent it represents an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Notes) in each case for such period;

provided, however, that the provision for taxes based on the income or profits of, the consolidated depreciation and amortization expense and such items of expense or income attributable to, a Restricted Subsidiary shall be added to or subtracted from Consolidated Net Income to compute Consolidated Cash Flow Available for Fixed Charges only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income; provided, further, however, that the contribution to Consolidated Cash Flow Available for Fixed Charges of a Restricted Subsidiary which is restricted in its ability to pay dividends to the Company for any period shall not exceed the amount that would have been permitted to be distributed to the Company by such Restricted Subsidiary as a dividend or other distribution during such period.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (1) Consolidated Cash Flow Available for Fixed Charges for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available to (2) Consolidated Interest Expense for such period; provided, however, that:

          (a) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding (other than Indebtedness to finance seasonal fluctuations in working capital needs Incurred under a revolving credit (or similar arrangement) to the extent of the commitment thereunder in effect on the last day of such period unless any portion of such Indebtedness is projected in the reasonable judgment of senior management of the Company to remain outstanding for a period in excess of 12 months from the date of Incurrence of such Indebtedness) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (i) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and (ii) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

          (b) if since the beginning of such period any Indebtedness of the Company or any Restricted Subsidiary has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period,

          (c) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition") or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the Consolidated Cash Flow Available for Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if positive) attributable to the assets which are the subject of such Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition") for such period or increased by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition") for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

          (d) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any Investment in a Restricted Subsidiary or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a line of business, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and

          (e) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition"), Investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition"), Investment or acquisition occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid in connection therewith, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company and such calculations may include such pro forma adjustments for non-recurring items that the Company considers reasonable in order to reflect the ongoing impact of any such transaction on the Company's results of operations. If the Indebtedness to be Incurred bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate, Currency or Commodity Price Agreement applicable to such Indebtedness if such Interest Rate, Currency or Commodity Price Agreement has a remaining term in excess of 12 months).

     "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and the Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Company and the Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of):

          (1) the amortization of debt discounts;

          (2) to the extent included in the calculation of net income under GAAP, any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;

          (3) to the extent included in the calculation of net income under GAAP, net costs with respect to interest rate swap or similar agreements or, to the extent related to non-U.S. dollar denominated Indebtedness, foreign currency hedge, exchange or similar agreements;

          (4) Preferred Dividends in respect of all Preferred Stock of Restricted Subsidiaries and Redeemable Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary whether or not declared or paid;

          (5) interest on Indebtedness guaranteed by the Company and the Restricted Subsidiaries and actually paid by the Company or the Restricted Subsidiaries;

          (6) capitalized interest;

          (7) the portion of any rental obligation attributable to Capital Lease Obligations allocable to interest expense and

          (8) the loss on Receivables Sales, and excluding, to the extent included in such consolidated interest expense, interest expense of any Person acquired by the Company or a Subsidiary of the Company in a pooling-of-interests transaction for any period prior to the date of such transaction.

Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary, not all the net income of which was included in calculating Consolidated Net Income by reason of the fact that such Restricted Subsidiary was not a Wholly Owned Subsidiary, will be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Subsidiaries before payment of dividends in respect of any Capital Stock of the Company for such period determined on a consolidated basis in accordance with GAAP; provided, that there will be excluded therefrom:

          (1) the net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling-of-interests transaction for any period prior to the date of such transaction,

          (2) the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period (subject, in the case of a dividend or distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below),

          (3) any net income of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

          (4) gains or losses on Asset Dispositions by the Company or its Subsidiaries,

          (5) all extraordinary gains and extraordinary losses,

          (6) the cumulative effect of changes in accounting principles,

          (7) non-cash gains or losses resulting from fluctuations in currency exchange rates, and

          (8) the tax effect of any of the items described in clauses (1) through (7) above.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Depositary" means DTC and its successors and assigns, or such other depositary as shall be appointed by Company Order with the approval of the Trustee.

     "Depositary Interest" means a certificate or depositary interest representing 100% beneficial interest in a Global Note.

     "Domestic Subsidiary" means a Restricted Subsidiary other than a Foreign Subsidiary.

     "DTC" means The Depository Trust Company, its nominees, successors and assigns, or such other depositary institution hereinafter appointed by the Company.

     "Earn-Out Amount" has the meaning provided in the Purchase Agreement.

     "Equity Offering" means a primary sale of Common Stock of the Company or, to the extent the net cash proceeds thereof are paid to the Company as a capital contribution, Common Stock or Preferred Stock (other than Redeemable Stock) of the Parent Guarantor, for cash to a Person or Persons other than a Subsidiary of the Company.

     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and any successor thereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any statute successor thereto.

     "Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

     "Exchange Notes" has the meaning ascribed to it in the first recital of this Indenture.

     "Existing Notes" means the Company's 11-1/2% Senior Subordinated Notes due 2006, issued under the Existing Notes Indenture.

     "Existing Notes Indenture" means the Indenture, dated as of June 1, 1996 among the Company, the Parent Guarantor and First Union National Bank of North Carolina as Trustee, as supplemented by the First, Second and Third Supplemental Indentures thereto, as further amended, supplemented and modified from time to time.

     "Foreign Subsidiary" means a Restricted Subsidiary that is organized under the laws of any country other than the United States and substantially all the assets of which are located outside the United States.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Heartland" means Heartland Industrial Partners, L.P., a Delaware limited partnership, and its successors.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered in the Note Register.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation (including by acquisition of Subsidiaries if such Indebtedness directly or indirectly becomes an obligation of such Person) or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness will not be deemed an Incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

          (1) the principal of and premium, if any, in respect of any indebtedness of such Person for money borrowed,

          (2) the principal of and premium, if any, with respect to obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses,

          (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1), (2), and (5) of this definition) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit),

          (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; provided, that the Company's obligations under the Purchase Agreement with respect to the satisfaction of the Earn-Out Amount shall not be deemed Indebtedness; provided, further, that any Indebtedness Incurred to pay or otherwise discharge such obligations shall constitute Indebtedness,

          (5) every Capital Lease Obligation of such Person,

          (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends) but only to the extent such obligations arise on or prior to the Stated Maturity of the Notes; provided, that any obligations to acquire Capital Stock of Textron Automotive Holdings (Italy) S.r.l. or its successors pursuant to the arrangements contemplated by the Purchase Agreement shall not be deemed to be Indebtedness; but that any Indebtedness Incurred to pay or otherwise discharge such obligations shall constitute Indebtedness,

          (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons,

          (8) every obligation under Interest Rate, Currency or Commodity Price Agreements of such Person, and

          (9) every obligation of the type referred to in clauses (1) through
     (8) of this definition of another Person the payment of which, in any case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

     "Indenture" means this Indenture as originally executed or as amended or supplemented from time to time and shall include the forms and terms of the Notes established as contemplated hereunder.

     "Indirect Participant" means, with respect to DTC, a person who holds an interest through a Participant.

     "Initial Global Notes" means the Regulation S Global Notes and the Rule 144A Global Notes, each of which contains a Restricted Notes Legend.

     "Initial Notes" has the meaning ascribed to it in the first recital of this Indenture.

     "interest", when used in this Indenture, includes additional interest which may be payable pursuant to a Registration Rights Agreement.

     "Interest Payment Date" has the meaning ascribed thereto in the forms of the Notes.

     "Interest Rate, Currency or Commodity Price Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

     "Investment" by any Person means any direct or indirect loan, advance or other extension of credit (including by way of Guarantee) or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including any payment on a Guarantee of any such obligation of such other Person, but does not include trade accounts receivable in the ordinary course of business.

     For purposes of the provisions set forth in Section 4.7 hereof and the definitions of "Unrestricted Subsidiary" and "Permitted Investments," (1) with respect to a Restricted Subsidiary that is designated as an Unrestricted Subsidiary, "Investment" will include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and with respect to a Person that is designated as an Unrestricted Subsidiary simultaneously with its becoming a Subsidiary of the Company, "Investment" will mean the

Investment made by the Company and the Restricted Subsidiaries to acquire such Subsidiary; provided, however, that in either case upon a redesignation of such Subsidiary as a Restricted Subsidiary, or upon the acquisition of the Capital Stock of a Person such that such Person becomes a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary or such other Person in an amount (if positive) equal to
(a) the Company's "Investment" in such Subsidiary at the time of such redesignation or in such Person immediately prior to such acquisition less (b) the portion (proportionate to the Company's interest in such Subsidiary after such redesignation or acquisition) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary or of such Person immediately following such acquisition; and (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the Initial Notes are originally issued.

     "Italian JV Letters of Credit" means one or more letters of credit issued to provide credit support for Textron Automotive Holdings (Italy) S.r.l. and its Subsidiaries; provided, that the aggregate reimbursement obligation of the Company and the Restricted Subsidiaries in respect thereof does not exceed $10.0 million at any time.

     "Joan Entities" means Elkin McCallum, Joan Fabrics Corporation, Western Avenue Dyers L.P., Tyng Textiles LLC and any other Affiliate of Elkin McCallum (or any of his immediate family members, related family trusts, heirs and descendants).

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Available Proceeds" from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets) therefrom by such Person, net of:

          (1) all legal, accounting, financial advisory, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition,

          (2) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition,

          (3) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition,

          (4) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, in each case as determined by the Board of Directors as evidenced by a Board Resolution provided, however, that any reduction in such reserve within 12 months following the consummation of such Asset Disposition will be treated for all purposes of this Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction and

          (5) any amount needed to effect a reduction of the amount outstanding under a Permitted Receivables Financing Facility as a result of such Asset Disposition.

     "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S under the Securities Act.

     "Notes" has the meaning ascribed to it in the first recital of this Indenture.

     "Note Register" means the register maintained by the Registrar with respect to the Notes.

     "Obligor" shall mean, with respect to any Receivable, the party obligated to make payments with respect to such Receivable, including any guarantor thereof.

     "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each holder of Notes at its address appearing in the Note Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such holders of Notes to make an informed decision with respect to the Offer to Purchase, which at a minimum will include:

          (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Section 4.12 of this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer),

          (2) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (1) above (including a description of the events requiring the Company to make the Offer to Purchase),

          (3) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and

          (4) any other information required by applicable law to be included therein.

     The Offer shall contain all instructions and materials necessary to enable Holders to tender their Notes pursuant to the Offer to Purchase. The Offer shall also state:

          (a) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

          (b) the Expiration Date and the Purchase Date;

          (c) the aggregate principal amount of such outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");

          (d) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

          (e) that the Holder may tender all or any portion of Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

          (f) the place where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

          (g) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (h) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon will cease to accrue on and after the Purchase Date;

          (i) that each Holder electing to tender its Notes pursuant to the Offer to Purchase will be required to surrender its Notes at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Notes being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

          (j) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered, the certificate numbers of the Notes the Holder tendered and a statement that such Holder of Notes is withdrawing all or a portion of his tender;

          (k) that (i) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes and (ii) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (l) that in the case of any Holder whose Notes are purchased only in part, the Company will execute, and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Note, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Notes so tendered.

     Any Offer to Purchase will be governed by and effected in accordance with the Offer for such Offer to Purchase.

     "Officer" means the Chairman of the Board, the President, the Vice Chairman of the Board, or a Vice President, the Treasurer, an Assistant Treasurer, the Comptroller, an Assistant Comptroller, the Secretary or an Assistant Secretary of the Company.

     "Officers' Certificate," when used with respect to the Company, means a certificate signed by the Chairman of the Board, the President, the Vice Chairman of the Board, or a Vice President, and by the Treasurer, an Assistant Treasurer, the Comptroller, an Assistant Comptroller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Each such certificate shall contain the statements set forth in Section 1.3, if applicable.

     "Opinion of Counsel" means a written opinion from legal counsel, who may (except as otherwise expressly provided in this Indenture) be an employee of the Company. Each such opinion shall contain the statements set forth in Section 1.3, if applicable.

     "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (2) such Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (3) such Notes in lieu of which other Notes have been authenticated and delivered pursuant to Section 2.8 hereof; provided, however, that in determining whether the Holders of the requisite principal amount of such Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Notes, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer actually knows to be so owned shall be disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

     "Overdraft Facilities" means local lines of credit of the Company's Foreign Subsidiaries, together with any credit support provided by the Company or any Restricted Subsidiary, providing for availability in an aggregate amount not to exceed $25.0 million at any time outstanding.

     "Participant" means, with respect to DTC, a Person who has an account with DTC.

     "Paying Agent" means any Person authorized by the Company to pay the prncipal of, premium, if any, or interest on any Notes, except that, for the purposes of Article VIII, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them.

     "Permitted Acquired Investment" means any Investment by any Person (the "Subject Person") in another Person made prior to the time

          (1) the Subject Person became a Restricted Subsidiary,

          (2) the Subject Person merged into or consolidated with a Restricted Subsidiary, or

          (3) another Restricted Subsidiary merged into or was consolidated with the Subject Person (in a transaction in which the Subject Person became a Restricted Subsidiary)

provided, that such Investment was not made in anticipation of any such transaction and was outstanding prior to such transaction; provided, further, that the book value of such Investments (excluding all Permitted Investments (other than those referred to in clause (13) of the definition thereof)) do not exceed 5% of the Consolidated Assets of the Subject Person immediately prior to the Subject Person becoming a Restricted Subsidiary.

     "Permitted Holder" means Heartland and any of its Affiliates and, with respect to the Company only, the Parent Guarantor; provided, that for purposes of clause (1) of the definition of "Change of Control", no "person" other than Heartland and its Affiliates shall be deemed to be a beneficial owner of Voting Stock of the Company by reason of being a party to any of the Stockholders Agreements and for the purposes of clause (1) (b) of the definition of "Change of Control", the term "Permitted Holders" shall be deemed to include any other holder or holders of shares of the Company or a parent corporation having ordinary voting power if Heartland or any of its Affiliates shall hold the irrevocable general proxy of each such holder in respect of the shares held by such holder.

     "Permitted Interest Rate, Currency or Commodity Price Agreement" of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions that is designed to protect such Person (1) against fluctuations in interest rates or currency exchange rates with respect to Indebtedness of the Company and its Restricted Subsidiaries and which will have a notional amount no greater than the principal payments due with respect to the Indebtedness being hedged thereby, or (2) in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of the Company's and the Restricted Subsidiaries' respective businesses relating to then existing financial obligations or then existing or sold production and, in the case of both (1) and (2), not for purposes of speculation.

     "Permitted Investments" means:

          (1) Investments in Cash Equivalents,

          (2) Investments in existence on the Issue Date,

          (3) Investments in any Restricted Subsidiary by the Company or any Restricted Subsidiary, including any Investment made to acquire such Restricted Subsidiary,

          (4) Investments in the Company by any Restricted Subsidiary,

          (5) sales of goods or services on trade credit terms consistent with the Company's and its Subsidiaries' past practices or otherwise consistent with trade credit terms in common use in the industry and recorded as accounts receivable on the balance sheet of the Person making such sale,

          (6) loans or advances to employees for purposes of purchasing Common Stock of the Parent Guarantor in an aggregate amount outstanding at any one time not to exceed $5.0 million and other loans and advances to employees of the Company in the ordinary course of business and on terms consistent with the Company's practices in effect prior to the Issue Date, including travel, moving and other like advances,

          (7) loans or advances to vendors or contractors of the Company in the ordinary course of a Related Business,

          (8) lease, utility and other similar deposits in the ordinary course of business,

          (9) stock, obligations or securities received in the ordinary course of business in settlement of debts owing to the Company or a Subsidiary thereof as a result of foreclosure, perfection, enforcement of any Lien or in a bankruptcy proceeding,

          (10) Investments in Unrestricted Subsidiaries, partnerships or joint ventures involving the Company or its Restricted Subsidiaries, primarily engaged in a Related Business, if the amount of such Investment (after taking into account the amount of all other Investments made pursuant to this clause (10), less any return of capital realized or any repayment of principal received on such Permitted Investments, or any release or other cancellation of any Guarantee constituting such Permitted Investment, which has not at such time been reinvested in Permitted Investments made pursuant to this clause (10)), does not exceed 1.5% of the Company's Consolidated Assets,

          (11) Investments in Persons to the extent any such Investment represents the non-cash consideration otherwise permitted to be received by the Company or its Restricted Subsidiaries in connection with an Asset Disposition,

          (12) any Investment included in clauses (3)(b), (5), (9) and (16) of the definition of "Permitted Indebtedness",

          (13) Permitted Acquired Investments, and

          (14) Investments constituting "Permitted Investments" as defined in the Bank Credit Facilities on the Issue Date.

     "Permitted Liens" means:

          (1) Liens existing on the Issue Date;

          (2) Liens existing on property or assets at the time of acquisition by the Company or a Restricted Subsidiary which secure Indebtedness that is not incurred in contemplation of such property or assets being so acquired, provided, that such Liens do not extend to other property or assets of the Company or any Restricted Subsidiary;

          (3) Liens securing Indebtedness of the type described in clauses (8),
     (9), and (15) of the Section 4.5 hereof;

          (4) Liens securing the Bank Credit Facilities, provided that such Liens shall not secure more than an aggregate of $700.0 million of Indebtedness thereunder (plus, without duplication, such amount of Indebtedness which may otherwise be subject to a Lien pursuant to clause
     (10) below), Liens securing the Brazilian Credit Facility, the Overdraft Facilities, Liens securing Indebtedness Incurred by Foreign Subsidiaries and Permitted Interest Rate, Currency or Commodity Price Agreements;

          (5) Liens replacing any of the items set forth in clauses (1) through
     (4) above, provided that (A) the principal amount of the Indebtedness secured by such Liens shall not be increased (except premiums or other payments paid in connection with a concurrent Refinancing of such Indebtedness and the expenses Incurred in connection therewith), (B) the principal amount of the Indebtedness secured by such Liens, determined as of the date of Incurrence, has a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Indebtedness being Refinanced or repaid, (C) the maturity of the Indebtedness secured by such Liens is not earlier than that of the Indebtedness to be Refinanced, (D) such Liens have the same or a lower ranking and priority as the Liens being replaced, and (E) such Liens shall be limited to the property or assets encumbered by the Lien so replaced;

          (6) Liens encumbering cash proceeds (or securities purchased therewith) from Indebtedness permitted to be Incurred pursuant to Section
     4.5 which are set aside at the time of such Incurrence in order to secure an escrow arrangement pursuant to which such cash proceeds (or securities purchased therewith) are contemplated to ultimately be released to the Company or a Restricted Subsidiary or returned to the lenders of such Indebtedness, provided, that such Liens are automatically released concurrently with the release of such cash proceeds (or securities purchased therewith) from such escrow arrangement;

          (7) Liens (including extensions, renewals and replacements thereof) upon property or assets created for the purpose of securing Indebtedness Incurred to finance or Refinance the cost (including the cost of construction) of such property or assets, provided, that (A) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of such property or assets, (B) such Lien does not extend to or cover any property or assets other than the property or assets being financed or Refinanced by such Indebtedness and any improvements thereon, and (C) the Incurrence of such Indebtedness is permitted by Section 4.5 hereof;

          (8) Liens in favor of the Company or a Restricted Subsidiary;

          (9) Liens securing Indebtedness of Foreign Subsidiaries permitted to be Incurred under Section 4.5 hereof;

          (10) Liens (other than Liens securing Subordinated Indebtedness) which, when the Indebtedness relating to those Liens is added to all other then outstanding Indebtedness of the Company and its Restricted Subsidiaries secured by Liens and not listed in clauses (1) through (9) above or (11) through (25) below, does not exceed 5% of the Consolidated Assets of the Company;

          (11) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (12) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

          (13) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith;

          (14) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (15) judgment Liens not accompanied by an Event of Default of the type described in clause (8) under Section 6.1 arising from such judgment;

          (16) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of business of the Company or any of its Restricted Subsidiaries;

          (17) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided, that such Liens do not extend to any property or assets which is not leased property subject to such lease;

          (18) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (19) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (20) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

          (21) leases or subleases granted to others not interfering in any material respect with the business of the Company or the Restricted Subsidiaries;

          (22) Liens upon Receivables pursuant to one or more receivables financing facilities to the extent that the Indebtedness thereunder could be Incurred pursuant to clause 1(c) of second paragraph of Section 4.5 hereof;

          (23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with importation of goods;

          (24) Liens encumbering initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and that are within the general parameters customary in the industry; and

          (25) Liens arising from filing Uniform Commercial Code financing statements regarding leases.

     "Permitted Receivables Financing Facility" means the receivables financing facility established pursuant to the Amended and Restated Receivables Sales Agreement to be entered into, as amended from time to time, among the Company, as master servicer, the Sellers parties thereto and Carcorp, Inc. (or any successor thereto or replacement thereof) and one or more receivables financing facilities pursuant to which the Company or any of its Subsidiaries sells, transfers, assigns or pledges its Receivables to a special purpose entity or a trust and in connection therewith such entity or trust Incurs Indebtedness secured by such Receivables or otherwise finances Receivables with customary limited repurchase obligations for breaches of certain representations, warranties or covenants or limited recourse based upon the collectibility of the Receivables sold.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

     "Place of Payment," when used with respect to the Notes, means the place or places where the principal of, premium, if any, and interest, if any, and any other payments on such Notes are payable as specified as contemplated by Section
2.3 hereof.

     "Preferred Dividends" for any Person means for any period the quotient determined by dividing the amount of dividends and distributions paid or accrued (whether or not declared) on

Preferred Stock of such Person during such period calculated in accordance with GAAP, by 1 minus the actual combined Federal, state, local and foreign income tax rate of the Company on a consolidated basis (expressed as a decimal) for such period.

     "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Principal Corporate Trust Office" means the principal office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this instrument is at Five Penn Plaza, New York, New York 10001.

     "Purchase Agreement" means the Purchase Agreement dated August 7, 2001 among Textron, Inc., the Parent Guarantor and the Company, as amended and restated to the Issue Date.

     "Purchase Date" has the meaning ascribed thereto in the definition of "Offer to Purchase."

     "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money. "Receivables" shall include the indebtedness and payment obligations of any Person to the Company or a Subsidiary arising from a sale of merchandise or services by the Company or such Subsidiary in the ordinary course of its business, including any right to payment for goods sold or for services rendered, and including the right to payment of any interest, finance charges, returned check or late charges and other obligations of such Person with respect thereto. Receivables shall also include (a) all of the Company's or such Subsidiary's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (b) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise.

     "Receivables Financing" means (1) the sale or other disposition of Receivables arising in the ordinary course of business or (2) the sale or other disposition of Receivables that arise in the ordinary course of business to a Receivables Subsidiary followed by, or in connection with, a financing transaction in connection with such sale or disposition of such Receivables.

     "Receivables Sale" of any Person means any sale, transfer, assignment or pledge of Receivables by such Person (pursuant to a Permitted Receivables Financing Facility, a purchase facility or otherwise), other than (1) in connection with a disposition of the business operations of such Person relating thereto or (2) a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

     "Receivables Subsidiary" means an Unrestricted Subsidiary of the Company or any other corporation, trust or entity that is exclusively engaged in Receivables Financing, and activities reasonably related thereto.

     "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) (i) matures or (ii) is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or (iii) is convertible into or exchangeable for Indebtedness or Redeemable Stock or is redeemable at the option of the holder thereof, in whole or in part, in each case in whole or in part, at any time prior to 91 days after the final Stated Maturity of the Notes. Notwithstanding the preceding sentence, (1) any Capital Stock that would constitute Redeemable Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale shall not constitute Redeemable Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock if prohibited by the terms hereof and (2) Capital Stock in respect of which the Company may have an obligation of the type referred to in Section 4.7(F) hereof and Textron Preferred Stock shall not constitute Redeemable Stock.

     "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Note to be redeemed, in whole or in part, means the price at which it is to be redeemed pursuant to this Indenture.

     "Refinancing" means, with respect to any Indebtedness, a renewal, extension, refinancing, replacement, amendment, restatement or refunding of such Indebtedness, and shall include any successive Refinancing of any of the foregoing.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated December 20, 2001, as may be amended from time to time, between J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc., Merrill Lynch, Pierce, Fenner & Smith, Incorporated and TD Securities (USA) Inc., as initial purchasers, the Company and the Guarantors, and, with respect to any Additional Notes, one or more substantially similar registration rights agreements as may be entered into between the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended from time to time.

     "Related Business" means the businesses of the Company and the Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to any of the businesses of the Company and the Restricted Subsidiaries on the Issue Date, as determined conclusively and in good faith by the Company's Board of Directors.

     "Responsible Officer" means, with respect to the Trustee, any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "Restricted Notes Legend" means the legend set forth in Section 2.1(b)(A) hereof.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means an arrangement by any Person with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person not more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement will be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and any statute successor thereto.

     "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

     "Stockholders Agreements" means the Stockholders Agreement, dated July 3, 2001, by and among Heartland Industrial Partners, L.P. and the other Heartland entities named therein, the Becker Stockholders named therein, Joan Stockholders named therein and the Parent Guarantor, as amended, and the Stockholders Agreement, dated February 23, 2001, by and among Collins & Aikman Corporation, Heartland Industrial Partners I, L.P. and the other Investor Stockholders listed on Schedule I thereto, Blackstone Capital Company II, L.L.C., Blackstone Family Investment Partnership I, L.P., Blackstone Advisory Directors Partnership L.P., Blackstone Capital Partners L.P., and Wasserstein/C&A Holdings L.L.C., as amended.

     "Subordinated Indebtedness" means Indebtedness as to which the payment of principal (and premium, if any) and interest and other payment obligations is subordinate by its terms to the prior payment in full of the Notes or the Guarantees of the Company or a Guarantor, as applicable.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interest (including partnership interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

     "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture, and, collectively, all the Guarantees of the Notes. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

     "Subsidiary Guarantor" has the meaning set forth in the first paragraph of this Indenture until any successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Subsidiary Guarantor" shall mean any such successor corporation.

     "TAC-Trim acquisition" means the acquisition by the Company of the Bison Subsidiaries (as defined in the Purchase Agreement) pursuant to the Purchase Agreement and the related transactions.

     "Textron Entities" means Textron Inc. and its controlled Affiliates.

     "Textron Preferred Stock" shall mean collectively, (1) the Company's Series A1 Redeemable Preferred Stock, Series A2 Redeemable Preferred Stock, Series B1 Redeemable Preferred Stock, Series B2 Redeemable Preferred Stock, Series C1 Redeemable Preferred Stock and Series C2 Redeemable Preferred Stock, (2) any substantially similar redeemable Preferred Stock of the Parent Guarantor issued in lieu of or in exchange for Preferred Stock of the type described in the preceding clause (1) pursuant to the terms of the Purchase Agreement or the Textron Preferred Stock as in effect on the Issue Date and (3) any Series D Redeemable Preferred Stock issued in satisfaction of the Earn-Out Amount.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

     "Trust Indenture Act" or "TIA" (except as herein otherwise expressly provided) means the Trust Indenture Act of 1939, as in force at the date as of which this instrument was executed and, to the extent required by law, as thereafter amended.

     "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     "Unrestricted Global Notes" means one or more Global Notes that do not and are not required to bear the Restricted Notes Legend.

     "Unrestricted Notes" means the Notes that do not and are not required to bear the Restricted Notes Legend.

     "Unrestricted Subsidiary" means any Subsidiary designated as such by the Board of Directors as set forth below and any Subsidiary of Unrestricted Subsidiary.

     The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided, that either

          (1) the Subsidiary to be so designated has total assets of $1,000 or less or

          (2) if such Subsidiary has assets greater than $1,000, the Investment resulting from such designation would be permitted either as a Permitted Investment or in compliance with Section 4.7.

In addition, without further designation, as of the Issue Date, the Company's Receivables Subsidiary, Carcorp, Inc., will be an Unrestricted Subsidiary.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of Section 4.5 and (y) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligation" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "Vice President".

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency; provided, that the Textron Preferred Stock shall not be deemed to be Voting Stock for any purpose.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Redeemable Stock, as the case may be at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Redeemable Stock, as the case may be.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

         Other Definitions.
         -----------------

Term                                                         Defined in Section


"applicants"...................................................     10.2
"Borrowing Base"...............................................     4.5
"Capital Spending".............................................     4.5
"covenant defeasance"..........................................     8.5
"Defaulted Interest"...........................................     2.11
"Definitive Notes".............................................     2.1
"Event of Default".............................................     6.1
"Exchange Global Note".........................................     2.1
"Fundamental Transaction"......................................     5.1
"Global Notes".................................................     2.1
"IAI Certificate"..............................................     2.6
"IAI Definitive Notes".........................................     2.1
"IAIs".........................................................     2.1
"Initial Purchasers"...........................................     2.1
"IAI Note".....................................................     2.1
"Institutional Accredited Investor Global Note"................     2.1
"legal defeasance".............................................     8.4
"Obligations"..................................................     11.1
"Permitted Indebtedness".......................................     4.5
"Registrar"....................................................     2.3
"Regulation S".................................................     2.1
"Regulation S Certificate".....................................     2.7
"Regulation S Definitive Notes"................................     2.1
"Regulation S Global Note".....................................     2.1
"Regulation S Note"............................................     2.1
"Regulation S Global Note".....................................     2.1

"Required Filing Dates"........................................     4.12
"Resale Restriction Termination Date"..........................     2.5(a)
"Restricted Payment"...........................................     4.7
"Rule 144A"....................................................     2.1
"Rule 144A Definitive Notes"...................................     2.1
"Rule 144A Global Note"........................................     2.1
"Rule 144A Note"...............................................     2.1
"Special Record Date"..........................................     2.11(a)
"Standard No. 76"..............................................     8.8


     Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee, if the Trustee so requests, an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except as otherwise expressly provided in this Indenture) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Acts of Holders.

          (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders or Holders of Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

          (3) The ownership of Notes shall be proved by the Note Register.

          (4) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (5) The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders of Notes entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other Act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders of Notes. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder of Notes made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of such Notes furnished to the Trustee pursuant to
     Section 10.1 of this Indenture prior to such solicitation.

          (6) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

          (7) Without limiting the generality of the foregoing, a Holder, including DTC or its nominee that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC or its nominee that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary's standing instructions and customary practices.

          (8) The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC or its nominee entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

     Notices, etc., to Trustee, Company and the Guarantors.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

     (a) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Principal Corporate Trust Office; or

     (b) the Company or the Guarantors by any Holder or by the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to the Company or the Guarantors, at 5755 New King Court, Troy, Michigan 48098, Attention:
Treasurer or at any other address previously furnished in writing to the Trustee by the Company.

     Communication by Holders with other Holders.

     Noteholders may communicate pursuant to TIA ss.3l2(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss.312(c).

     Notices to Holders; Waiver.

     Where this Indenture or the Notes provide for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein or in such Note expressly provided) if in writing and mailed, first class, postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     SECTION I.9. Language of Notices, etc.

     Any request, demand, authorization, direction, notice, consent, or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

     Incorporation by Reference of Trust Indenture Act.

     This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "indenture securities" means the Notes.

     "indenture security holder" means a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by the Commission rules have the meanings assigned to them by such definitions.

     Conflict with Trust Indenture Act.

     If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") required to be included in this Indenture by the TIA, such imposed duties or provision required by the TIA shall control.

     Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Successors and Assigns.

     All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture by the Trustee shall bind its successors and assigns, whether so expressed or not.

     Separability Clause.

     In case any provision in this Indenture or in the Notes or Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Benefits of Indenture.

     Nothing in this Indenture or in the Notes or the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Legal Holidays.

     In any case where any Interest Payment Date, Stated Maturity, Purchase Date or Redemption Date of any Note or any date on which any Defaulted Interest is proposed to be paid shall not be a Business Day, then (notwithstanding any other provisions of the Notes or this Indenture) payment of the principal of, premium, if any, or interest on any Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Stated Maturity, Purchase Date or Redemption Date or on the date on which Defaulted Interest is proposed to be paid, and, if such payment is made, no interest shall accrue on such payment for the period from and after any such Interest Payment Date, Stated Maturity, Purchase Date or Redemption Date, or date on which Defaulted Interest is proposed to be paid, as the case may be.

     Governing Law.

     THIS INDENTURE, THE NOTES AND GUARANTEES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE GUARANTORS EACH HEREBY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES AND THE GUARANTEES.

     Rules of Construction.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) "or" is not exclusive;

          (d) "including" means including without limitation;

          (e) words in the singular include the plural and words in the plural include the singular; and

               (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.



                                   ARTICLE II
                                 THE SECURITIES

     Form, Dating and Terms.

     The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated December 11, 2001, among J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and TD Securities (USA) Inc., as initial purchasers (collectively, the "Initial Purchasers"), the Company and the Guarantors. The Initial Notes issued on the date hereof will be in an aggregate principal amount of $500,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, Additional Notes. The Initial Notes and Additional Notes will be resold initially only to (A) QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and (B) Non-U.S. Persons in reliance on Regulation S under the Securities Act ("Regulation S"). Such Initial Notes and Additional Notes may thereafter be transferred to, among others, QIBs, Non-U.S. Persons and institutional "accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act who are not QIBs ("IAIs")) in accordance with the procedures set forth herein.

     Initial Notes and Additional Notes offered and sold to QIBs in the United States in reliance on Rule 144A (each, a "Rule 144A Note") will be issued in the form of a global Note, without interest coupons, substantially in the form of Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) hereof (a "Rule 144A Global Note"), deposited with DTC (or to or for the benefit of its nominee), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Notes representing the Initial Notes or Additional Notes may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of DTC as hereinafter provided.

     Initial Notes and Additional Notes offered and sold outside the United States in reliance on Regulation S (each, a "Regulation S Note") will be issued in the form of a global Note, without interest coupons, substantially in the form set forth in Exhibit A hereto, including appropriate legends as set forth in Section 2.1(b) hereof (a "Regulation S Global Note"), deposited with DTC (or to or for the benefit of its nominee), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Notes representing the Initial Notes or Additional Notes may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of DTC as hereinafter provided.

     Notes that may be resold to IAIs in the United States (each, an "IAI Note"), will be issued in the form of definitive fully registered Notes, without interest coupons, substantially in the form set forth in Exhibit A hereto, including appropriate legends as set forth in Section 2.1(b) hereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided and delivered to the respective IAIs.

     Exchange Notes exchanged for interests in the Rule 144A Note, the Regulation S Note and the IAI Note, if any, will be issued in the form of a permanent global Note substantially in the form of Exhibit B hereto, which is hereby incorporated by reference and made a part of this Indenture, deposited with DTC (or to or for the benefit of its nominee), as hereinafter provided, including the appropriate legend set forth in Section 2.1(b)(B) hereof (each, an "Exchange Global Note"). The Exchange Global Notes may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate amount of the Exchange Global Note may from time to time be increased or decreased by adjustments made on the records of DTC as hereinafter provided.

     Each Rule 144A Global Note, each Regulation S Global Note and each Exchange Global Note are sometimes collectively herein referred to as the "Global Notes."

     Notes issued pursuant to Section 2.1(c)(vii) hereof in exchange for or upon transfer of beneficial interests in a Global Note may be in the form of permanent certificated Notes, without interest coupons, in substantially the form set forth in Exhibit A or Exhibit B, as appropriate, including appropriate legends set forth in Section 2.1(b) hereof (the "Definitive Notes"). Definitive Notes issued in exchange for beneficial interests in the Rule 144A Global Note as hereinafter referred to as "Rule 144A Definitive Notes." Definitive Notes issued in exchange for beneficial interests in the Regulation S Global Note are hereinafter referred to as "Regulation S Definitive Notes." Definitive Notes issued to IAIs are hereinafter referred to as "IAI Definitive Notes."

     The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and Exhibit B hereto and in Section 2.1(b) hereof. The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A and Exhibit B hereto are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

     (a) Denominations. The Notes shall be issuable only in fully registered form, without interest coupons, and in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

     (b) Restrictive Legends. Unless and until (i) an Initial Note or an Additional Note is sold under an effective registration statement or (ii) an Initial Note or an Additional Note is exchanged for an Exchange Note in connection with an effective registration statement, in each case pursuant to a Registration Rights Agreement or a similar agreement,

     (A) each Rule 144A Global Note, each Regulation S Global Note and each IAI Note shall bear the following legend (the "Restricted Notes Legend") on the face thereof:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
         (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
         (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL

         AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND
         (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE", and

     (B) The Global Notes shall bear the following legend on the face thereof:

         "THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

     (c) Book-Entry Provisions for Global Notes.

               (i) The Global Notes initially shall (A) be registered in the name of DTC or the nominee of such DTC, (B) be deposited with, or on behalf of, DTC or with the Trustee, as custodian for DTC, (C) bear the Global Note legends set forth in Section 2.1(b). The Company may appoint a successor Depositary by delivery of a Company Order to the Trustee specifying such successor Depositary.

               (ii) The Depositary or its nominee shall be the Holder of the Global Notes, and owners of beneficial interests in the Notes represented by the Global Notes shall hold such interest pursuant to the Applicable Procedures. Any such owner's beneficial ownership of any such Notes will be shown only on, and the transfer of such ownership interest shall be effected only through, records maintained by the Depositary or its nominee.

               (iii) All payments on a Global Note will be made to the Depositary or its nominee, as the case may be, as the registered owner and Holder of such Global Note. The Company will be fully discharged by payment to or to the order of such Depositary from any responsibility or liability in respect of each amount so paid.

               (iv) Unless and until it is exchanged in whole or in part for a Global Note in certificated form, a Global Note may not be transferred except as a whole by the Depositary or nominee thereof to another nominee of the Depositary or to a successor of the Depositary or a nominee of such successor.

               (v) Owners of beneficial interests in Global Notes shall be entitled or required, as the case may be, but only under the circumstances described in subsection (vii) of this Section 2.1(c), to receive physical delivery of physical Notes. (vi) Notes issued in exchange for a Global Note or any portion thereof pursuant to subsection (vii) of this Section 2.1(c) shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Deposiary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. In the event of the occurrence of any of the events specified in Section 2.1(c)(vii) below, the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes.

               (vii) Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note,
          (A) if, the Depositary notifies the Company that it is unwilling or unable to continue to act as a clearing agency for the Global Note or ceases to be a "clearing agency" (as defined in the Exchange Act) registered under the Exchange Act, (B) if the Depositary or the owner of a Book-Entry Interest so requests such exchange in writing delivered through the Depositary following an Event of Default. Definitive Notes shall also be issued in exchange for interests in Global Notes in connection with resales of Initial Notes or Additional Notes to IAIs. In connection with a transfer of an entire Global Note to beneficial owners pursuant to this subsection
          (vii), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount of Definitive Notes, as the case may be, of authorized denominations. Upon any issuance of Definitive Notes in respect of less than the entire principal amount of a Global Note, the Depositary shall decrease the aggregate principal amount of such Global Note by making appropriate notations in its records and on such Global Note so as to reflect a decrease equal to the principal amount of Definitive Notes issued in relation to the interests formerly represented by such Global Note.

               (viii) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

               (ix) Any Definitive Notes delivered in exchange for an interest in a Global Note pursuant to subsection (vii) above shall, except as otherwise provided in Section 2.6 hereof, bear the Restricted Notes Legend, unless such exchange is made on or after (A) an Initial Note or an Additional Note is sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement, (B) an Initial Note or an Additional Note is exchanged for an Exchange Note in the Exchange Offer under an effective registration statement, pursuant to the Registration Rights Agreement, or (C) the Resale Restriction Termination Date.

     (d) Definitive Notes. Except as provided in Section 2.1(c) hereof, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes.

     Execution and Authentication.

     The Notes shall be executed on behalf of the Company by its Chairman of the Board, its President, a Vice Chairman of the Board, the Treasurer, the Assistant Treasurer or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries. The signatures of any or all of these officers on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     A Note shall not be valid until an authorized signatory of the Trustee authenticates the Note manually or by facsimile. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. Notes shall be dated the date of their authentication.

     At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) the Initial Notes for issue on the Issue Date in an aggregate principal amount of $500,000,000, (2) the Additional Notes in an aggregate principal amount to be determined by the Company, and (3) Exchange Notes for issue only in an Exchange Offer or registered resale, in each case pursuant to the Registration Rights Agreement, and only in exchange for the applicable Initial Notes or the Additional Notes, as the case may be, of the same series of an equal principal amount, in each case upon a Company Order. Such Company Order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes are to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes.

     With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officers' Certificate, the following information:

               (i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

               (ii) the issue price and the issue date of the Additional Notes.

     All Notes issued under this Indenture (whether Initial Notes, Additional Notes or Exchange Notes) will be treated as a single series for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, unless, in the case of Additional Notes, otherwise specified in the applicable Company Order.

     In case the Company, pursuant to Article V hereof, shall be consolidated or merged with or into any other Person or shall transfer or lease all or substantially all of its assets to any Person, and the successor Person formed by or surviving any such consolidation or any such merger, or to which such transfer or lease shall have been made, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IX hereof, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 hereof in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

     Registrar and Paying Agent.

     The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (the "Registrar") and one or more offices or agencies where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars for the Notes. The Company shall cause each of the Registrar to maintain an office or agency in the Borough of Manhattan, The City of New York. The Company shall maintain a Paying Agent for the Notes in the Borough of Manhattan, The City of New York.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of each such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any wholly owned Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent except that neither the Company nor any of its Subsidiaries may act as a Paying Agent for the purposes of Article VIII.

     The Company initially appoints the Trustee in New York as the Paying Agent and Registrar for the Notes.

     Paying Agent To Hold Money in Trust.

     Prior to 10:00 a.m., New York City time, on each due date of the principal of or interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require the Paying Agent (if other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

     Transfer and Exchange.

     (a) The following provisions shall apply with respect to any proposed transfer of a Note (which is not an Exchange Note) or a beneficial interest therein prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date"):

               (i) a transfer of a Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

               (ii)a transfer of a Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.6 hereof from the proposed transferee and, if requested by the Company, the delivery of an opinion of counsel, certification and/or other information satisfactory to it;

               (iii) a transfer of a Note or a beneficial interest therein to a Non-U.S. Person in reliance upon Regulation S shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company, the delivery of an opinion of counsel, certification and/or other information satisfactory to it.

     (b) Adjustments to Principal Amounts of Global Notes. Upon any transfer of an interest in a Regulation S Global Note for an interest in a Rule 144A Global Note, the aggregate principal amount of the Regulation S Global Note will be decreased by an amount equal to the interest being transferred and the aggregate principal amount of the Rule 144A Global Note will be increased by a corresponding amount by adjustments made on the records maintained by the Depositary. Upon any transfer of an interest in a Rule 144A Global Note for an interest in a Regulation S Global Note, the aggregate principal amount of the Rule 144A Global Note will be decreased by an amount equal to the interest being transferred and the aggregate principal amount of the Regulation S Global Note will be increased by a corresponding amount by adjustments made on the records maintained by the Depositary. Upon the transfer of Notes represented by a Global Note to an IAI, the aggregate principal amount of the relevant Global Note shall be decreased by an amount equal to the principal amount being transferred which shall be represented by newly issued Definitive Notes by adjustments made on the records maintained by the relevant DTC. Upon the transfer of Definitive Notes by an IAI to a Person which is a QIB or Non-U.S. person wishing to have such Notes included in the relevant Global Note, such Definitive Notes shall be cancelled and the aggregate principal amount of the relevant Global Note shall be increased by an amount equal to the principal amount of the cancelled Definitive Notes by adjustments made on the records maintained by the relevant DTC

     (c) Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restricted Notes Legend, the Registrar shall deliver Notes that do not bear a Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Notes Legend, the Registrars shall deliver only Notes that bear a Restricted Notes Legend unless such Notes are sold under an effective registration statement under the Securities Act or there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (d) Registrar's Records. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 hereof or this Section 2.5. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

     (e) Obligations with Respect to Transfers and Exchanges of Notes.

               (iv)To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this
          Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the request of the Registrar or co-registrar.

               (v) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer).

               (vi)The Registrar or co-registrar shall not be required to register (i) the transfer or exchange of any Note selected for redemption or (ii) any Note for a period beginning 15 days before a selection of Notes to be redeemed.

               (vii) Prior to the due presentation for registration of transfer of any Note, the Company and the Trustee and the Paying Agent and Registrar or any co-registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

               (viii) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

     (f) No Obligation of the Trustee. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, any Depositary or other Person with respect to the accuracy of the records of any Depositary or their nominees or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) or any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of Global Notes). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

               (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among, participants, members or beneficial owners of the Depositary in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

                                 IAI Certificate

                                                                CUSIP __________
                                                                 ISIN __________

Collins & Aikman Products Co.
c/o BNY Midwest Trust Company, as Trustee
2 N. LaSalle Street
Chicago, IL  60602
Attention:  Corporate Trust Department

                 Re:           Collins & Aikman Products Co.
                               10 3/4% Senior Notes due 2011

Dear Sirs:

     This certificate is delivered to request a transfer of $___________ principal amount of the 10 3/4% Senior Notes due 2011 (the notes) of Collins & Aikman Products Co. (the Company).

     Upon transfer, the notes would be registered in the name of the new beneficial owner as follows:

     Name:

     Address:

     Taxpayer ID Number:

     The undersigned represents and warrants to you that:

     1. We are an institutional "accredited investor" (as defined in Rule 50l(a)(l), (2), (3) or (7) under the Securities Act of 1933, as amended (the Securities Act)), purchasing for our own account or for the account of such an institutional "accredited investor" in each case in a minimum principal amount of notes of $250,000 and we are acquiring the notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the notes and we invest in or purchase securities similar to the notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

     2. We understand that the notes have not been registered under the Securities Act and, unless so registered, may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing notes to offer, sell or otherwise transfer such notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such notes (or any predecessor thereto) (the Resale Restriction Termination Date) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (Rule 144A), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (QIB) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is purchasing for its own account or for the account of such institutional "accredited investor," in each case in a minimum principal amount of notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that it is acquiring such notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the notes prior to the Resale Restriction Termination Date pursuant to clauses (d), (e) and (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

     3. You are entitled to rely upon this letter, and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                   Transferee:


                                   By:   __________________________


                                   Date:


     Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

                            Regulation S Certificate

                                                                 CUSIP _________
                                                                 ISIN __________

Collins & Aikman Products Co.
c/o BNY Midwest Trust Company, as Trustee
2 N. LaSalle Street
Chicago, IL  60602
Attention:  Corporate Trust Department



                 Re:           Collins & Aikman Products Co.
                                10 3/4% Senior Notes due 2011

Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $___________ principal amount of the 10 3/4% Senior Notes due 2011 (the notes) of Collins & Aikman Products Co. (the Company).

     In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the Securities Act), and, accordingly, we represent that:

     (a) the offer of the Notes was not made to a person in the United States;

     (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (c) neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(l) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(l), as the case may be.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                   Transferee:


                                   By:   __________________________


                                   Date:


     Mutilated, Destroyed, Lost or Stolen Notes.

     If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of the same series if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like class, tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

     Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, the Guarantors and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Temporary Notes.

     Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for such Definitive Notes of the same series upon surrender of such temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes of the same class. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Notes.

     Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

     Payment of Interest; Defaulted Interest.

     The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section
2.3 hereof; provided, however, that, at the option of the Company, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register and; provided, further, that all payments with respect to the Notes, the Holders of which have given wire transfer instructions to the Company and the Paying Agent at least 10 Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Payments in respect of Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary.

     Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3 hereof.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for when the same becomes due and payable, shall forthwith cease to be payable to the Holder on the relevant regular record date by virtue of having been such a Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) as to which the Defaulted Interest relates are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this subsection (a). Thereupon the Trustee shall fix a record date (the

"Special Record Date") for the payment of such Defaulted Interest that shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in
Section 1.6 hereof, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b) of this Section 2.11.

     (b) The Company may make payment of such Defaulted Interest to the Persons in whose names the Notes as to which the Defaulted Interest relates are registered at the close of business on a specified date in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such manner of payment shall be deemed practicable by the Trustee.

     (c) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     Computation of Interest.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     CUSIP and ISIN Numbers.

     The Company in issuing the Notes shall use "CUSIP" or "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" or "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers for the Notes.

                                   ARTICLE III
                               REDEMPTION OF NOTES

     Applicability of Article.

     The Notes shall be redeemable in accordance with their terms and in accordance with this Article III.

     Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Notes shall be evidenced by or pursuant to a Board Resolution. In the case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, Redemption Price, and the principal amount of Notes to be redeemed.

     Selection of Notes to be Redeemed.

     If less than all the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee in compliance with any applicable rules of the securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange or if there are no applicable rules, on a pro rata basis, by lot or by such other method as the Trustee deems appropriate and fair; provided, that the unredeemed portion of the principal amount of any Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note. If less than all of the Notes are to be redeemed, following the determination by the Company of the principal amounts of each series to be redeemed, the Trustee shall make the selection from the Notes that have not previously been called for redemption and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Notes, or any integral multiple of $1,000 in excess thereof) of the principal amount of the Notes of a denomination larger than the minimum authorized denomination for Notes.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. If the Company shall so direct, Notes registered in the name of the Company, any Affiliate of the Company or any Subsidiary of the Company thereof shall not be included in the Notes selected for redemption.

     For purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

     Notice of Redemption.

     Notice of redemption shall be given in the manner provided for in Section
1.8 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. The Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least five days prior to day on which the Company wishes for the notice of redemption to be given, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

     All notices of redemption shall state:

     (a) the Redemption Date;

     (b) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 3.5 hereof;

     (c) if less than all of the Outstanding Notes are to be redeemed, the identification (and in the case of partial redemption, the principal amounts) of the particular Note or Notes to be redeemed;

     (d) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

     (e) the Place of Payment where such Notes are to be surrendered for payment for the Redemption Price;

     (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

     (g) that, on the Redemption Date, the Redemption Price will become due and payable upon each such Note, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

     (h) the CUSIP and ISIN numbers, if any, of the Notes being redeemed;

     (i) in the case of a redemption pursuant to Section 3.8, a brief statement describing the circumstances giving rise to the redemption.

     Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     Deposit of Redemption Price.

     On or prior to any Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.3) an amount of money sufficient to pay on the Redemption Date the Redemption Price of, and (unless the Redemption Date shall be an interest payment date) interest accrued and unpaid to the Redemption Date on, all Notes or portions thereof which are to be redeemed on that date.

     Notes Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest thereon) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that if the Redemption Date is on or after an interest record date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

     Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part at the office or agency of the Company maintained for such purpose pursuant to Section 4.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate and deliver to the Holder of that Note, without service charge, a new Note or Notes, having the same form, terms and Stated Maturity, in any authorized denomination equal in aggregate principal amount to the unredeemed portion of the principal amount of the Note surrendered.

     Optional Redemption.

     (a) The Notes are redeemable from time to time prior to December 31, 2004 only in the event that the Company receives net cash proceeds from one or more Equity Offerings, in which case the Company may, at its option, use all or a portion of any such net cash proceeds to redeem up to an aggregate principal amount of Notes equal to 35% of the original aggregate principal amount of the Notes, provided, however, that Notes in an aggregate principal amount equal to at least 65% of the original aggregate principal amount of the Notes remains outstanding after each such redemption. Any such redemption must occur within 120 days of any such

Equity Offering and upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at a Redemption Price of 110.75% of the principal amount of the Notes plus accrued and unpaid interest, if any, to but excluding the Redemption Date.

     (b) The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after December 31, 2006 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, to but excluding the Redemption Date, if redeemed during the 12-month period commencing on or after December 31 of the years set forth below:

Year                                                 Redemption
                                                        Price

2006..............................................    105.375%
2007..............................................    103.583%
2008..............................................    101.792%
2009 and thereafter...............................    100.000%



                                   ARTICLE IV
                                    COVENANTS

     Payment of Principal, Premium, if any, and Interest.

     The Company will pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent hold in accordance with this Indenture money sufficient to pay all principal, premium and interest then due and the Trustee or the Paying Agent, as the case may be, are not prohibited from paying such money to the Noteholders on that date.

     The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     Maintenance of Office or Agency.

     The Company will maintain in each Place of Payment for the Notes an office or agency where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Principal Corporate

Trust Office of the Trustee shall be such an office or agency of the Company as shall be any additional offices specified in Section 2.3 hereof. In addition, the Company may designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Principal Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for the Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     Money for Notes Payments to be Held in Trust; Unclaimed Money.

     If the Company should at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of, premium, if any, or interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto sums sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (b) give the Trustee notice of any default by the Company or any Guarantor (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest on the Notes; and

     (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge or defeasance of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such

Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any principal, premium or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust, unless otherwise required by certain provisions of applicable law; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, or cause to be mailed to such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     Maintenance of Corporate Existence, Rights and Franchises.

     So long as any of the Notes shall be Outstanding, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises to carry on its business; provided, however, that nothing in this Section 4.4 shall (i) require the Company to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders, (ii) prevent any consolidation or merger of the Company, or any conveyance or transfer of its property and assets substantially as an entirety to any Person, permitted by Article V, or (iii) the liquidation or dissolution of the Company after any conveyance or transfer of its property and assets substantially as an entirety to any Person permitted by
Article V.

     Limitation on Indebtedness.

     The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Consolidated Coverage Ratio would be greater than or equal to 2.25 to 1.00.

     Notwithstanding the foregoing, the following Indebtedness may be Incurred (collectively, "Permitted Indebtedness"):

     (1) (a) Indebtedness of the Company or any Restricted Subsidiary under the revolving facility component of the Bank Credit Facilities or one or more other revolving credit facilities (including related Guarantees, notes, letters of credit and security documents) in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (a) and then outstanding, does not exceed $300.0 million,

     (a) Indebtedness of the Company or any Restricted Subsidiary under the term loan components of the Bank Credit Facilities (including related Guarantees, notes, letters of credit and security documents) and under one or more agreements or instruments effecting a Refinancing thereof in an aggregate principal amount which, when taken together with all Indebtedness Incurred pursuant to this clause (b) and then outstanding, does not exceed an amount equal to (x) $400.0 million less (y) the aggregate amount of all repayments of such Indebtedness resulting in the permanent reduction of the commitments of the lenders of such Indebtedness with respect thereto prior to the date of determination, and

     (b) Indebtedness of the Company or any Restricted Subsidiary under one or more receivables financing facilities pursuant to which the Company or any Restricted Subsidiary pledges or otherwise borrows against its Receivables in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (c) and then outstanding, does not exceed 80% of the consolidated book value of the Receivables of the Company and the Restricted Subsidiaries (to the extent such Receivables are not then being financed pursuant to a Permitted Receivables Financing Facility or as a basis for Indebtedness Incurred pursuant to subsection (10) of this paragraph of
Section 4.5);

     (2) the original issuance by the Company of the Indebtedness represented by the Notes and by the Subsidiary Guarantors of the Subsidiary Guarantees;

     (3) (a) any Indebtedness (other than Indebtedness described in another subsection of this paragraph of Section 4.5) of the Company or any Restricted Subsidiary outstanding on the Issue Date, including, without limitation, the Existing Notes outstanding on the Issue Date and Indebtedness assumed connection with the TAC-Trim acquisition; (b) Indebtedness in respect of any Italian JV Letters of Credit, any Brazilian Credit Facility and any Overdraft Facilities; and (c) Indebtedness of the Subsidiary Guarantors consisting of senior subordinated guarantees of the Company's obligations under the Existing Notes;

     (4) Indebtedness owed by the Company to any Restricted Subsidiary or Indebtedness owed by any Restricted Subsidiary to the Company or any other Restricted Subsidiary; provided, however, that

          (a) any such Indebtedness owing by the Company to a Restricted Subsidiary must be unsecured Indebtedness;

          (b) upon either (1) the transfer or other disposition by a Restricted Subsidiary or the Company of any Indebtedness so permitted to a Person other than the Company or another Restricted Subsidiary or (2) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of a Restricted Subsidiary to whom such Indebtedness is owing or any other event which results in payments in respect of any such Indebtedness being payable to a Person other than the Company or a Restricted Subsidiary, the provisions of this subsection (4) will no longer be applicable to such Indebtedness and such Indebtedness will be deemed to have been Incurred by the Company or the applicable Restricted Subsidiary obligor at the time of such transfer or other disposition;

     (5) Indebtedness of the Company or any Restricted Subsidiary consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

     (6) Indebtedness which is exchanged for or the proceeds of which are to be used to Refinance outstanding Indebtedness Incurred pursuant to the first paragraph of this Section 4.5 or subsections (2), (3), (6), (7), (8) or (9) of this paragraph of Section 4.5 in an aggregate principal amount (or, if issued with original issue discount, an aggregate issue price) not to exceed the principal amount (or, if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness so Refinanced plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness so Refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such Refinancing by means of a tender offer or negotiated repurchase, plus the expenses of the Parent Guarantor, the Company or any Restricted Subsidiary, as the case may be, Incurred in connection with such Refinancing; provided, however, that

          (a) Indebtedness the proceeds of which are used to Refinance Indebtedness which is subordinate in right of payment to the Notes shall only be permitted if the Refinancing Indebtedness Incurred is subordinated to the Notes to the same extent as the Indebtedness being refinanced;

          (b) the Refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred,
     (i) provides that the Weighted Average Life to Maturity of such Refinancing Indebtedness at the time such Refinancing Indebtedness is Incurred is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (ii) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such debt at the option of the holder thereof prior to the earlier of 91 days after the Stated Maturity of the Notes and the final stated maturity of the Indebtedness being Refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described under Section 4.9 and Section 4.11;

          (c) in the case of any Refinancing of Indebtedness Incurred by the Company or a Guarantor, the Refinancing Indebtedness may be Incurred only by the Company or a Guarantor; and

          (d) Indebtedness Incurred pursuant to this clause (6) may not be Incurred more than 60 days prior to the application of the proceeds to repay the Indebtedness to be Refinanced;

     (7) Indebtedness consisting of:

          (a) Guarantees by the Company or any Restricted Subsidiary of Indebtedness Incurred by a Restricted Subsidiary without violation of this Indenture, and

          (b) Guarantees by any Restricted Subsidiary (in addition to Guarantees permitted by clause (a) above) of Indebtedness Incurred by the Company (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of this Indenture) without violation of this Indenture, so long as such Restricted Subsidiary (if it is not then a Subsidiary Guarantor) provides an equal (or superior) and ratable Guarantee for the benefit of the holders of the Notes; provided that if such Indebtedness constitutes Subordinated Indebtedness, such Guarantee by a Guarantor shall be subordinated to such Guarantor's Guarantee of the Notes to the same extent as the Subordinated Indebtedness being Incurred;

     (8) Indebtedness of the Company or any Restricted Subsidiary represented by Capitalized Lease Obligations, mortgage financings or other purchase money obligations or obligations under other financing transactions relating to capital expenditures, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Related Business ("Capital Spending") and Incurred no later than 270 days after the date of such acquisition or the date of completion of such construction or improvement, provided, that the principal amount of any Indebtedness Incurred pursuant to this clause (8) (other than Indebtedness Incurred to Refinance other Indebtedness) at any time during a single fiscal year shall not exceed 40% of the total Capital Spending of the Company and the Restricted Subsidiaries made during the period of the most recently completed four consecutive fiscal quarters prior to the date of such Incurrence;

     (9) Indebtedness of any Restricted Subsidiary Incurred prior to the time

          (a) such Person became a Restricted Subsidiary,

          (b) such Person merged into or was consolidated with a Restricted Subsidiary, or

          (c) another Restricted Subsidiary merged into or was consolidated with such Person (in a transaction in which such Person became a Restricted Subsidiary);

provided, that such Indebtedness was not Incurred in anticipation of such transaction and was outstanding prior to such transaction; provided, further, that to the extent the principal amount of such Indebtedness in any single transaction or series of related transactions to be Incurred under this subsection (9) exceeds $10.0 million at the time such Person became a Restricted Subsidiary in any such manner, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this Section 4.5 after giving effect to the Incurrence of such Indebtedness pursuant to this subsection (9);

     (10) Indebtedness of Foreign Subsidiaries Incurred for working capital purposes if, at the time of Incurrence of such Indebtedness, and after giving effect thereto, the aggregate principal amount of all Indebtedness of the Foreign Subsidiaries Incurred pursuant to this clause (10) and then outstanding does not exceed the amount (the "Borrowing Base") equal to the sum of (x) 80% the consolidated book value of the accounts receivable of the Foreign Subsidiaries and (y) 60% the consolidated book value of the inventories of the Foreign Subsidiaries;

     (11) Indebtedness of any Restricted Subsidiary in an aggregate principal amount which, together with any other Indebtedness Incurred pursuant to this subsection (11) and then outstanding, does not exceed the sum of $25.0 million plus, if at the time such Indebtedness is Incurred, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this Section 4.5 after giving effect to the Incurrence of such Indebtedness pursuant to this subsection (11), 3% of the Company's Consolidated Assets as of the date of such Incurrence;

     (12) Indebtedness Incurred in respect of (a) workers' compensation claims, self-insurance obligations, bankers' acceptances, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business, (b) in respect of performance bonds or similar obligations of the Company or any of the Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business and not for money borrowed in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, and (c) arising from guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations incurred in the ordinary course of business and not for money borrowed;

     (13) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

     (14) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

     (15) the issuance and sale of Preferred Stock (a) by a Foreign Subsidiary,
(b) by a Restricted Subsidiary which is a joint venture with a third party which is not an Affiliate of the Company or a Restricted Subsidiary, and (c) by a Restricted Subsidiary pursuant to obligations with respect to the issuance or sale of Preferred Stock which exist at the time such Person becomes a Restricted Subsidiary and which were not created in connection with or in contemplation of such Person becoming a Restricted Subsidiary; and

     (16) Indebtedness of the Company or any Restricted Subsidiary, in addition to any Indebtedness Incurred pursuant to subsections (1) through (15) above, which, together with any other Indebtedness Incurred pursuant to this subsection (16) and then outstanding, has an aggregate principal amount not in excess of $50.0 million.

     For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this section 4.5:

     (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this
Section 4.5, the Company, in its sole discretion, will classify or reclassify such item of Indebtedness in any manner that complies with this Section 4.5 and such item of Indebtedness will be treated as having been Incurred pursuant to only one of the subsections of the second paragraph of this Section 4.5 or pursuant to the first paragraph of this Section 4.5; and

     (2) an item of Indebtedness may be divided and classified among more than one of the types of Indebtedness described hereunder.

     Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The "amount" or "principal amount" of Indebtedness at any time of determination as used herein represented by (a) any contingent Indebtedness, will be, without duplication, the maximum principal amount thereof, (b) any Indebtedness issued at a price that is less than the principal amount at maturity thereof, will be the amount of the liability in respect thereof determined in accordance with GAAP; provided, that the accretion of any such Indebtedness shall not be deemed an Incurrence thereof, (c) any Redeemable Stock, will be the maximum fixed redemption or repurchase price in respect thereof, and (d) any Preferred Stock, will be the maximum voluntary or involuntary liquidation preference, in each case as of such time of determination.

     If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.5, the Company shall be in Default of this Section 4.5).

     For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. Notwithstanding any other provision of this Section 4.5, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 4.5 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

     Limitation on Liens.

     The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien (other than Permitted Liens) on or with respect to any property or assets (including Capital Stock) now owned or hereafter acquired to secure any Indebtedness without making, or causing such Subsidiary to make, effective provision for securing the Notes or, in respect of Liens on any Subsidiary Guarantor's property or assets, any Subsidiary Guarantee of such Subsidiary Guarantor, (x) equally and ratably with such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Subordinated Indebtedness, prior to such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured.

     Limitation on Restricted Payments and Restricted Investments.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

     (1) declare or pay any dividend or make any distribution on or in respect of the Capital Stock of the Company (including any payment in connection with any merger or consolidation involving the Company) other than dividends, distributions or payments payable solely in Capital Stock of the Company or the Parent Guarantor (other than Redeemable Stock of the Company),

     (2) purchase, redeem or otherwise retire or acquire for value any Capital Stock of the Company or the Parent Guarantor (other than Capital Stock of the Company held by a Restricted Subsidiary or in exchange for Capital Stock of the Company or the Parent Guarantor (other than Redeemable Stock of the Company)),

     (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Indebtedness of the Company or any Subsidiary Guarantor (other than the purchase, repurchase or other acquisition of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or

     (4) make any Investment in any Person (other than Permitted Investments) (each of clauses (1) through (4) being a "Restricted Payment") if:

          (a) a Default or an Event of Default shall have occurred and is continuing or would result from such Restricted Payment, or

          (b) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four fiscal quarter period, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.5 hereof, or

          (c) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made subsequent to the Issue Date exceeds the sum of:

               (i) 50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of the Company from January 1, 2002 through the last day of the last fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period); plus

               (ii) 100% of the aggregate net proceeds received by the Company after the Issue Date, including the fair market value of property other than cash (determined in good faith by the Board of Directors), from contributions of capital or the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company, provided, that any such net proceeds received, directly or indirectly, by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus

               (iii) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Redeemable Stock) of the Company or Capital Stock of the Parent Guarantor (less the amount of any cash or other property (other than such Capital Stock) distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); plus

               (iv) to the extent not included in Consolidated Net Income, the net reduction (received by the Company or any Restricted Subsidiary in cash) in Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries since the Issue Date (including if such reduction occurs by reason of the return of equity capital, the repayment of the principal of loans or advances or other transferred assets or the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries), not to exceed, in the case of any Investments in any Person, the amount of Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries in such Person since the Issue Date.

     So long as no Default or Event of Default shall have occurred and is continuing or would result therefrom (except as to clauses (A) through (E), (G) and (I) below), the foregoing will not prohibit:

          (A) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.7;

          (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by the exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness Incurred pursuant to the first paragraph of, or Subordinated Indebtedness meeting the criteria of clauses (a) and (b) of subsection (6) of the second paragraph of Section 4.5 hereof or in exchange for or out of the net proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary of the Company or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock of the Company) of the Company or Capital Stock of the Parent Guarantor, to the extent the net cash proceeds of any issuance or sale are received by the Company as a capital contribution, provided, that the amount of such purchase or redemption and the amount of net proceeds from such exchange or sale shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

          (C) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company or the Parent Guarantor solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock of the Company) of the Company or Capital Stock of the Parent Guarantor to the extent the net cash proceeds thereof are received by the Company as a capital contribution, provided, that the amount of such purchase, redemption, acquisition or retirement and the amount of net proceeds from such exchange or sale shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

          (D) the purchase, redemption, acquisition or retirement of any Subordinated Indebtedness from Net Available Proceeds to the extent permitted under Section 4.9 hereof, provided, that such purchase or redemption shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

          (E) the purchase, redemption, acquisition or retirement of any Subordinated Indebtedness following a Change of Control after the Company shall have complied with the provisions under Section 4.11 hereof, including payment of the applicable Purchase Price;

          (F) payments (including through dividends or distributions to the Parent Guarantor to enable it to make payments) (1) of amounts necessary and when necessary to purchase, redeem, acquire, cancel or otherwise retire for value Capital Stock of the

     Parent Guarantor, in each case held by full time officers, directors or employees of the Parent Guarantor, the Company or any of the Company's Subsidiaries, upon, in connection with or following death, disability, retirement, severance or termination of employment or service or pursuant to any agreement or plan under which such Capital Stock was issued or which was otherwise approved by the Board of Directors of the Parent Guarantor or pursuant to an obligation on the part of the Parent Guarantor or the Company with respect to the Company's Capital Stock of the type contemplated by this subclause (1), (2) to redeem or repurchase stock purchase or similar rights in respect of Capital Stock of the Parent Guarantor or the Company or (3) to make cash payments to holders of Capital Stock of the Parent Guarantor or the Company in lieu of the issuance of fractional shares of such Capital Stock; provided, however, that the aggregate amount of payments pursuant to subclauses (1), (2) and (3) of this clause (F) after the Issue Date does not exceed $5.0 million in any fiscal year plus any unutilized portion of such amount in any prior fiscal year;

          (G) dividends or other Restricted Payments (including tax sharing payments) to the Parent Guarantor to the extent used by the Parent Guarantor to pay its operating and administrative expenses incurred in the ordinary course of its business, including directors' fees, legal and audit expenses, listing fees, judgments, awards or settlements payable by the Parent Guarantor arising from a Related Business or the Parent Guarantor's status as a public company, SEC compliance expenses and corporate franchise and other taxes;

          (H) so long as immediately before and immediately after giving effect thereto, the Company would have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under Section 4.5 hereof, payments of cash dividends on the Textron Preferred Stock, or payments of cash dividends to the Parent Guarantor in an amount sufficient to enable the Parent Guarantor to pay dividends on the Textron Preferred Stock, equal to the minimum cash dividends required pursuant to the terms of the certificate of designations of the Textron Preferred Stock in effect on the Issue Date, provided, that such dividends are applied directly to the payment of dividends on the Textron Preferred Stock;

          (I) the payment of dividends or distributions to the Parent Guarantor in amounts and at the times necessary to permit the Parent Guarantor to pay amounts, if any, owing by the Parent Guarantor in connection with the TAC-Trim acquisition, the Bank Credit Facilities, the Permitted Receivables Financing Facility, the offering of the Notes and fees and expenses related to any of the foregoing;

          (J) any Investment made by the exchange for, or out of the proceeds of, a capital contribution in respect of or the substantially concurrent sale of, Capital Stock (other than Redeemable Stock) of the Company or Capital Stock of the Parent Guarantor to the extent the net cash proceeds thereof are received by the Company or are paid or contributed to the Company by the Parent Guarantor as a capital contribution, provided, that the amount of such capital contribution or proceeds used to make such Investment shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph; and

          (K) Restricted Payments (other than Investments and other Restricted Payments otherwise permitted hereunder) in an aggregate amount not to exceed $25.0 million.

     Any payment made pursuant to clause (A), (E), (F) (to the extent not deducted in calculating Consolidated Net Income), (G) (to the extent not deducted in calculating Consolidated Net Income), (H) or (K) of the preceding paragraph will, without duplication, be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the second preceding paragraph and any payment made pursuant to clause (B), (C), (D), (I) or (J) will be excluded for purposes of calculating aggregate Restricted Payments pursuant to the second preceding paragraph.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors acting in good faith.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

     The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary;

          (2) make loans or advances to the Company or any other Restricted Subsidiary; or

          (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

     Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any such encumbrance or restriction:

          (a) pursuant to any agreement in effect on the Issue Date;

          (b) pursuant to the Bank Credit Facilities, the Permitted Receivables Financing Facility, Permitted Interest Rate, Currency or Commodity Price Agreements, this

     Indenture, the Existing Notes Indenture and the Brazilian Credit Facility (provided that any such encumbrances or restrictions contained in the Brazilian Credit Facility are not applicable to any Person, or properties or assets of any Person, other than the Company's Brazilian Subsidiaries);

          (c) pursuant to an agreement relating to any Indebtedness or Liens Incurred by a Person (other than a Subsidiary of the Company that is a Subsidiary of the Company on the Issue Date or any Subsidiary carrying on any of the businesses of any such Subsidiary) prior to the date on which such Person became a Subsidiary of the Company and outstanding on such date and not Incurred in anticipation of becoming a Subsidiary and not Incurred to provide all or any portion of the funds utilized to consummate such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

          (d) pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a), (b) or (c) above or this clause (d), provided, however, that the provisions contained in such Refinancing agreement relating to such encumbrance or restriction are not, in the aggregate, more restrictive in any material respect than the provisions contained in the agreement being Refinanced, as determined in good faith by and in the reasonable judgment of the Board of Directors and evidenced by a resolution of the Board of Directors filed with the Trustee;

          (e) in the case of clause (3) of the preceding paragraph, restrictions contained in any mortgage, security or lease agreement (including a capital or operating lease) securing Indebtedness of a Subsidiary otherwise permitted under this Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such mortgage, security agreement or lease agreement;

          (f) in the case of clause (3) of the preceding paragraph, customary nonassignment provisions entered into in the ordinary course of business consistent with past practice in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under such contract;

          (g) purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in subsection (3) of the preceding paragraph on the property so acquired;

          (h) any restriction with respect to a Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary, provided, that consummation of such transaction would not result in a Default or an Event of Default and such restriction terminates if such transaction is closed or abandoned;

          (i) any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to an agreement relating to Indebtedness which is permitted under Section 4.5 hereof or Liens Incurred by such Foreign Subsidiary; and

          (j) any encumbrance or restriction which by its terms permits the payment of dividends and the making of other distributions, the making of loans and advances and the transfer of property or assets to or by the Company and to Restricted Subsidiaries to the extent needed to pay principal, premium, if any and interest on the Notes as and when required by the terms of this Indenture.

     Limitation on Asset Dispositions.

     The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions unless:

     (1) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors (including as to the value of all non-cash consideration) in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee;

     (2) either (a) at least 75% of the consideration for such disposition consists of cash or Cash Equivalents or the assumption of Indebtedness of the Company or any Restricted Subsidiary (other than Subordinated Indebtedness) relating to such assets and release of the Company and the Restricted Subsidiaries from all liability on the Indebtedness assumed or (b) the aggregate non-cash consideration for all Asset Dispositions not meeting the criteria set forth in the preceeding subsection (a) does not exceed a fair market value in excess of $25.0 million; and

     (3) all Net Available Proceeds, less any amounts invested within 365 days of such disposition in assets of the Company or a Restricted Subsidiary used or usable in a Related Business, are applied within 365 days of such disposition:

          (a) first, to the permanent repayment or reduction of Indebtedness (other than Subordinated Indebtedness) of the Company or a Restricted Subsidiary;

          (b) second, to the extent any such amounts remain after application in accordance with subsection (1) above, to make an Offer to Purchase outstanding Notes at 100% of their principal amount plus accrued and unpaid interest, if any, to but excluding the date of purchase and, to the extent the Company elects or is otherwise required by the terms thereof, to make an offer to purchase any other Indebtedness of the Company or a Subsidiary Guarantor that is pari passu with the Notes or the Subsidiary Guarantees at a price no greater than 100% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase, and

          (c) third, to the extent any such amounts remain after application in accordance with subsections (a) and (b) above, to any other use as determined by the Company which is not otherwise prohibited by this Indenture.

     The Company shall not be required to make an Offer to Purchase Notes pursuant to this Section 4.9 if the Net Available Proceeds less invested amounts pursuant to subsection (3) of the preceding paragraph available therefor (after application of the proceeds as provided in subsection (a) of the preceding paragraph) are less than $25.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer to Purchase is required with respect to the Net Available Proceeds from any subsequent Asset Disposition). The Company may apply as a credit in satisfaction of all or any part of the Company's obligation to make an Offer to Purchase Notes pursuant to subsection (b) of the preceding paragraph the aggregate principal amount of the Notes purchased by the Company in open-market transactions (but not Notes optionally redeemed, or required to be purchased by the Company, pursuant to the terms of this Indenture), within the previous 24 consecutive months.

     If the aggregate principal amount of the Notes surrendered by holders thereof and other pari passu Indebtedness surrendered by holders or lenders, collectively, pursuant to subsection (b) of the second preceding paragraph exceeds the amount of Net Available Proceeds, the Trustee shall select the portion of the Notes and such other Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of the Notes tendered or surrendered Notes and such other Indebtedness; provided, that Notes shall be purchased only in increments of $1,000.

     If the date of the closing of the Offer to Purchase is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders of the Notes whose tendered Notes are purchased pursuant to the Offer of Purchase.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.9, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any such conflict.

     Transactions With Affiliates.

     The Company may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) with an Affiliate of the Company (other the Company or a Restricted Subsidiary), including any Investment, either directly or indirectly, unless:

     (1) such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate;

     (2) for any transaction that involves in excess of $5.0 million, a majority of the disinterested members of the Board of Directors of the Company or the Parent Guarantor shall determine that the transaction satisfies the above criteria in clause (1) above and shall evidence such a determination by a Board Resolution; and

     (3) for any transaction that involves in excess of $25.0 million, the Company shall also obtain an opinion from a nationally recognized independent investment banking firm or other expert with experience in evaluating or appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required stating in substance that such transaction (or series of related transactions) is on terms not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate of the Company (or on terms that are otherwise fair to the Company or such Restricted Subsidiary from a financial point of view), which shall be deemed to satisfy the requirements in clauses (1) and (2) of this paragraph.

     The foregoing provisions will not apply to:

          (a) any Permitted Investment or any Restricted Payment permitted to be paid pursuant to Section 4.7 hereof;

          (b) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or indemnification arrangements, stock options and stock ownership plans in the ordinary course of business to or with officers, directors or employees of the Parent Guarantor or the Company and its Restricted Subsidiaries, or approved by the Board of Directors;

          (c) loans or advances to employees, indemnification agreements with and the payment of fees and indemnities to directors, officers and full-time employees of the Parent Guarantor or the Company and its Restricted Subsidiaries and employment, noncompetition or confidentiality agreements entered into with any such person in the ordinary course of business;

          (d) the issuance of Capital Stock (other than Redeemable Stock) of the Company or the receipt of capital contributions by the Company;

          (e) transactions pursuant to agreements as in existence on the Issue Date;

          (f) payments contemplated by the Advisory Agreement and payments in connection with the TAC-Trim acquisition, including the reimbursement of out-of-pocket expenses incurred in connection with the TAC-Trim acquisition;

          (g) transactions with any of the Parent Guarantor, the Becker Entities, the Joan Entities, the Textron Entities or a Permitted Holder in the ordinary course of business so long as the Company determines in good faith (which determination shall be conclusive) that any such agreement is on terms no less favorable to the Company or the applicable Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate;

          (h) any management, service, purchase, supply or similar agreement relating to the operations of a Related Business entered into in the ordinary course of the Company's business between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary, in each case primarily engaged in a Related Business, so long as the Company determines in good faith (which determination shall be conclusive) that any such agreement is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate; and

          (i) transactions of the type described in clause (ii) of the definition of Receivables Financing.

     Change of Control.

     Within 30 days of the occurrence of a Change of Control, unless the Company has mailed a redemption notice with respect to all of the outstanding Notes, the Company will be required to make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest to the date of purchase.

     The Company will not be required to make an Offer to Purchase upon the occurrence of a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

     Provision of Financial Information.

     Whether or not the Parent Guarantor or the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Parent Guarantor or the Company shall file with the SEC the annual reports, quarterly reports and other documents which the Parent Guarantor or the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Parent Guarantor or the Company were so required, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Parent Guarantor or the Company would have been required so to file such documents if the Parent Guarantor or the Company were so required. The Parent Guarantor or the Company shall also in any event (i) within 15 days of each Required Filing Date (a) transmit by mail to all holders of Notes, as their names and addresses appear in the Note Register, without cost to such holders of Notes, and (b) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Parent Guarantor or the Company files with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the SEC pursuant to such

Section 13(a) or 15(d) or any successor provisions thereto if the Parent Guarantor or the Company were required to be subject to such Sections and (ii) if filing such documents by the Parent Guarantor or the Company with the SEC is not permitted under the Exchange Act, promptly upon written request of a holder of Notes supply copies of such documents to any prospective holder of Notes. In addition, unless the Notes have been previously registered under the Securities Act, if the Parent Guarantor or the Company are not subject to Section 13(a) or 15(d) of the Exchange Act, the Parent Guarantor and the Company shall furnish to holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Future Subsidiary Guarantors.

     After the Issue Date, the Company will cause each Restricted Subsidiary, other than a Foreign Subsidiary or a Subsidiary which is a Subsidiary Guarantor, that becomes a guarantor under the Bank Credit Facilities to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior basis.

     Limitation on Investments by the Parent Guarantor.

     The Parent Guarantor shall not make any direct Investments (other than Investments in Cash Equivalents or of a de minimis nature (but not more than $1,000)) in any Person other than the Company; provided, however, that this restriction shall cease to have effect upon (i) the occurrence of a Change of Control of the Parent Guarantor or (ii) any merger or consolidation between the Parent Guarantor and the Company.

     Annual Certificate.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate (provided, however, that one of the signatories of which shall be the Company's principal executive officer, principal financial officer or principal accounting officer) stating, as to each signer thereof, that:

     (1) a review of the activities of the Company during such year and of performance under this Indenture and under the terms of the Notes has been made under his supervision; and

     (2) to the best of his knowledge, based on such review, (a) the Company has fulfilled all its obligations and complied with all conditions and covenants under this Indenture and under the terms of the Notes throughout such year, or, if there has been a default in the fulfillment of any such obligation, condition or covenant specifying each such default known to him and the nature and status thereof, and (b) no event has occurred and is occurring which is, or after notice or lapse of time or both would become, an Event of Default, or if such an event has occurred and is continuing, specifying such event known to him and the nature and status thereof.

     For purposes of this Section, compliance or default shall be determined without regard to any period of grace or requirement of notice provided for herein.

     Limitation on Businesses of Certain Subsidiaries.

     For so long as it is a guarantor under the Bank Credit Facilities, none of CW Management Corporation, Hopkins Services, Inc or SAF Services Corporation shall engage in any business other than those in which each such entity was engaged on the Issue Date and general corporate activities related thereto, unless such entity becomes a Subsidiary Guarantor of the Notes.

     Statement by Officers as to Default.

     The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with the giving of notice of the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

     Further Instruments and Acts.

     Upon request of the Trustee or as otherwise necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.





                                    ARTICLE V
                     MERGER, CONSOLIDATION, SALE OR TRANSFER

     Merger, Consolidation, Etc. by the Company.

     The Company may not (1) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or (2) directly or indirectly, transfer, sell, lease or otherwise dispose of the Company's assets substantially as an entirety to any Person (a "Fundamental Transaction"), unless:

          (a) in a Fundamental Transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of its assets substantially as an entirety, the successor entity to the Company is organized under the laws of the United

     States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under this Indenture;

          (b) immediately before and after giving effect to such Fundamental Transaction and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such Fundamental Transaction as having been Incurred by the Company or such Subsidiary at the time of the Fundamental Transaction, no Default or Event of Default shall have occurred and be continuing;

          (c) immediately after giving effect to such Fundamental Transaction (other than a Fundamental Transaction solely involving (i) the Company and a Restricted Subsidiary of the Company or (ii) the Company and the Parent Guarantor) and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, the Company (including any successor entity to the Company) could Incur at least $1.00 of additional Indebtedness pursuant to the provisions of the first paragraph of Section 4.5 hereof;

          (d) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (a) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of this Indenture and the Notes and its obligations under the Registration Rights Agreement shall continue to be in effect; and

          (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with this Indenture.

     Merger, Consolidation, Etc. by the Guarantors.

     Subject to Section 11.3(ii) hereof, a Guarantor may not (i) consolidate with or merge into any other Person or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of such Guarantor's assets substantially as an entirety to any Person, unless:

          (a) in a transaction in which the Guarantor does not survive or in which the Guarantor sells or otherwise disposes of its assets substantially as an entirety, the successor entity to the Guarantor is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Guarantor's obligations under this Indenture;

          (b) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Guarantor at the time of the transaction as having been Incurred by the Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; and

          (c) the Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

     Successors.

     In the event of any transaction described in and complying with the conditions listed in this Article V in which the Company or a Guarantor is not the continuing corporation, the successor Person formed or remaining will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as the case may be, will be released and discharged from all obligations and covenants under this Indenture.



                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

     Events of Default.

     "Event of Default", with respect to any Notes, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) failure to pay principal of (or premium, if any, on) any such Note when due;

     (2) failure to pay any interest or additional interest (as required by the Registration Rights Agreement) on any such Note when due, continued for 30 days;

     (3) default in the payment of principal and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under Section 4.11 hereof when due and payable;

     (4) failure to perform or comply with the provisions of Article V by the Company or any Guarantor;

     (5) failure to perform or comply with any other covenant or agreement of the Company under this Indenture or the Notes continued for 60 days after written notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Notes;

     (6) default under the terms of any instrument or instruments evidencing or securing Indebtedness for money borrowed by the Company or any Significant Subsidiary having an outstanding principal amount of $20 million individually or in the aggregate which default results in the acceleration of the payment of such Indebtedness or constitutes the failure to pay such Indebtedness when due at final maturity after the lapse of any applicable grace period;

     (7) the Parent Guarantee or any Subsidiary Guarantee of the Notes shall for any reason cease to be, or shall be asserted in writing by the Parent Guarantor, the Company or the Subsidiary Guarantor not to be, in full force and effect and enforceable in accordance with its terms;

     (8) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Significant Subsidiary in an amount in excess of $20 million (calculated net of any insurance available to pay such judgment) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and

     (9) (a) the entry of a decree or order by a court having jurisdiction in the premises granting relief in respect of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and the Restricted Subsidiaries) would constitute a Significant Subsidiary of the Company, in an involuntary case under any Bankruptcy Law, adjudging the Company or such other Person or Persons a bankrupt, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or such other Person or Persons under any Bankruptcy Law or any other applicable federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, custodian, assignee, trustee, sequestrator (or other similar official) of the Company or such other Person or Persons, or of substantially all of its or their properties, or ordering the winding up or liquidation of its or their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (b) the institution by the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and the Restricted Subsidiaries) would constitute a Significant Subsidiary of the Company of proceedings to be adjudicated a bankrupt, or the consent of the Company or such other Person or Persons to the institution of bankruptcy proceedings against it or them, or the filing by the Company or such other Person or Persons of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law or any other applicable federal or state bankruptcy, insolvency or similar law, or the consent by the Company or such other Person or Persons to the filing of any such petition or to the appointment of a receiver, liquidator, custodian, assignee, trustee, sequestrator (or other similar official) of the Company or such other Person or Persons or of substantially all of its properties under any such law or the making of a general assignment by the Company or such Person or Persons for the benefit or its or their creditors or the making by the Company or such Person or Persons of an admission in writing of its or their inability to pay its or their debts generally as they become due.

     Acceleration of Maturity; Rescission and Annulment.

     (a) If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 6.1(9) above involving the Company) occurs and is continuing, then, and in every such case, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration the same shall become immediately due and payable. If an Event of Default specified in Section 6.1(9) above involving the Company occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on the Notes then Outstanding will ipso facto become due and payable without any declaration or other act on the part of any Trustee or any Holder.

     (b) In relation to an Event of Default other than an Event of Default set forth in Section 6.1(6) or 6.1(9), at any time after a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences, and any Event of Default giving rise to such declaration shall not be deemed to have occurred, if:

          (i) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (1) all overdue installments of interest on all Notes,

               (2) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor by the terms of the Notes,

               (3) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Notes, and

               (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, the Registrar, any Paying Agent, and their agents and counsel and all other amounts due the Trustee under Section 7.7; and

          (ii) all Events of Default with respect to Notes, other than the nonpayment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in
     Section 6.13.

     (c) In relation to an Event of Default set forth in Section 6.1(6), at any time after a declaration of acceleration with respect to Notes has been made, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

     (d) No rescission pursuant to this Section 6.2 shall affect any subsequent default or impair any right consequent thereon.

     Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company covenants that if:

          (i) default is made in the payment of any instalment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days; or

          (ii) default is made in the payment of the principal of or premium, if any, on any Note at the Maturity thereof; the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Note the whole amount then due and payable on any such Note for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest shall be lawful) upon overdue installments of interest, at the rate or rates prescribed therefor by the terms of any such Note; and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

     If an Event of Default with respect to any Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (i) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under
     Section 7.7) and of the Holders allowed in such judicial proceeding; and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

     Trustee May Enforce Claims Without Possession of Notes.

     All rights of action and claims under this Indenture or under the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under
Section 7.7, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     Application of Money Collected.

     Any money collected by the Trustee with respect to a series of Notes pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee, and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee under Section 7.7;

     SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on Notes for principal, premium, if any, and interest; and

     THIRD: The balance, if any, to the Company.

     Limitation on Suits.

     No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such Notes;

          (ii) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (iii) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

          (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes.

     Unconditional Right of Holders To Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 2.11) interest on such Note on the Stated Maturities expressed in such Note (or, in the case of redemption or repayment, on the Redemption Date or Purchase Date) and to institute suit for the enforcement of such payment, and such rights shall not be impaired without the consent of such Holder.

     Restoration of Rights and Remedies.

     If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, lost, destroyed or stolen Notes in the last paragraph of Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, that:

          (i) such direction shall not be in conflict with any rule of law or with this Indenture;

          (ii) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction;

          (iii) subject to the provisions of Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers, determine that the proceeding so directed would involve the Trustee in personal liability; and

          (iv) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Waiver of Past Defaults.

     The Holders of a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default not theretofore cured:

          (i) in the payment of the principal of, premium, if any, or interest on any Note; or

          (ii) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Notes under this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes of any series, or to any suit instituted by any Holder of Notes for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the Stated Maturities expressed in such Note (or, in the case of redemption or repayment, on or after the Redemption Date or Purchase Date).

     Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.



                                   ARTICLE VII
                                     TRUSTEE

     Certain Duties and Responsibilities.

          (i) Except during the continuance of an Event of Default with respect to any Notes:

               (a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes, and no implied covenants or obligations shall be read into this Indenture against the Trustee with respect to such series; and

               (b) in the absence of bad faith on its part, the Trustee may conclusively rely with respect to the Notes, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificate or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform as to form to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

          (ii) In case an Event of Default with respect to any Notes has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Notes, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (iii) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (a) this Subsection shall not be construed to limit the effect of Subsection (i) of this Section;

               (b) the Trustee shall not be liable for any error or judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (c) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes; and

               (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (iv) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

     Notice of Default.

     Within 90 days after the occurrence of any Default with respect to the Notes, the Trustee shall transmit by mail to all Holders of Notes entitled to receive reports pursuant to Section 10.3 notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes; and provided, further, that in the case of any Default of the character specified in Section 6.1(5) with respect to the Notes, no such notice to Holders of the Notes shall be given until at least 60 days after the occurrence thereof.

     Certain Rights of Trustee.

     Except as otherwise provided in Section 7.1:

          (i) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (iii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (iv) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, security or other paper or document, but the Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and shall incur no liability of any kind by reason of such inquiry or investigation;

          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (viii) the Trustee shall not be charged with knowledge of any Default or Event of Default unless either (1) a Responsible Officer shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee by the Company or any Holder;

          (ix) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (x) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

     Not Responsible for Recitals or Issuance of Notes.

     The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

     May Hold Notes.

     The Trustee, any Authenticating Agent, any Paying Agent, the Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.8 and 7.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other Agent.

     Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

     Compensation and Reimbursement.

     The Company agrees:

          (i) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder as the Company and the Trustee may agree to from time to time in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined by a court of competent jurisdiction to have been caused by its own negligence or bad faith; and

          (iii) to indemnify the Trustee fully for, and to hold it harmless against, any and all losses, liabilities, claims, damages or expenses (including legal fees and expenses) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any and all claims or liabilities in connection with the exercise or performance of any of its powers or duties hereunder.

     As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, or interest on particular Notes.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.1, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

     The obligations of the Company set forth in this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and the termination of this Indenture and the repayment of the Notes whether at the Stated Maturity or otherwise.

     Conflicting Interests.

     If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, the Trustee shall either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee with respect to the Notes which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority; provided, however, that if Section 310(a) of the Trust Indenture Act or the rules and regulations of the Commission under the Trust Indenture Act at any time permit a corporation organized and doing business under the laws of any other jurisdiction to serve as trustee of an indenture qualified under the Trust Indenture Act, this Section 7.9 shall be automatically deemed amended to permit a corporation organized and doing business under the laws of any such jurisdiction to serve as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any person directly or indirectly controlling, controlled by or under common control with the Company may serve as Trustee. If at any time the Trustee with respect to any series of Notes shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Resignation and Removal; Appointment of Successor.

     (i) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.11.

     (ii) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Notes.

     (iii) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the existing Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Notes.

     (iv) If at any time:

          (a) the Trustee shall fail to comply with Section 7.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months; or

          (b) the Trustee shall cease to be eligible under Section 7.9 with respect to the Notes and shall fail to resign after written request therefor by the Company or by any Holder of Notes; or

          (c) the Trustee shall become incapable of acting with respect to the Notes or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (1) the Company by a Board Resolution may remove the Trustee with respect to such series, or (2) subject to Section 6.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (v) If the Trustee shall resign, be removed or become incapable of acting with respect to the Notes, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 7.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee with respect to such series, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Notes and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (vi) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Holders of the Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Principal Corporate Trust Office.

     Acceptance of Appointment by Successor.

     (i) In the case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective with respect to all of the Notes, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to all of the Notes; but, on request of the Company or such successor Trustee, such retiring Trustee shall upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of such retiring Trustee; and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes.

     (ii) Upon request of any successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in clause
(i) of this Section.

     (iii) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     Merger, Conversion, Consolidation or Succession to Business of Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of Section 311 of the Trust Indenture Act regarding the collection of such claims against the Company (or any such other obligor). A Trustee that has resigned or been removed shall be subject to and comply with said Section 311 to the extent required thereby.

     Appointment of Authenticating Agents.

     The Trustee may appoint an Authenticating Agent or Agents, which may include any Affiliate of the Company, with respect to the Notes. Such Authenticating Agent or Agents at the option of the Trustee shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.8, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Whenever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication or the delivery of Notes to the Trustee for authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent, a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent and delivery of Notes to the Authenticating Agent on behalf of the Trustee. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $5,000,000 and subject to supervision or examination by Federal or State authority. Notwithstanding the foregoing, an Authenticating Agent located outside the United States may be appointed by the Trustee if previously approved in writing by the Company and if such Authenticating Agent meets the minimum capitalization requirements of this Section 7.14. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent. An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     If an appointment with respect to one or more series is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

     This is one of the Notes described in the within-mentioned Indenture.

                                 [
                                  ------------------------------------
                                 as Trustee]


                                 [By:_________________________________
                                    as Authenticating Agent]


                                 By:_________________________________
                                    Name:
                                    Title:


                                 Dated:______________________________




                                  ARTICLE VIII
                           SATISFACTION AND DISCHARGE

     Termination of Company's Obligations Under this Indenture.

     This Indenture shall upon a Company Request cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of such Notes and replacement of such Notes which may have been lost, stolen or mutilated as herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Notes when:

     (a) either

          (i) all such Notes previously authenticated and delivered (other than (A) such Notes which have been lost, stolen or destroyed and which have been replaced or paid, as provided in Section 2.8 hereof, and (B) such Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 4.3 hereof) have been delivered to the Trustee for cancellation; or

          (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness of the Notes issued hereunder not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes issued hereunder to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity; or

     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (c) the Company delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligation of the Company to the Trustee and any predecessor Trustee under
Section 7.7 hereof, the obligations of the Company to any Authenticating Agent under Section 7.14 hereof and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of subsection (a) of this Section 8.1, the obligations of the Trustee under Section 7.3 hereof and the last paragraph of
Section 4.3 hereof shall survive such satisfaction and discharge.

     Application of Trust Funds.

     Subject to the provisions of the last paragraph of Section 4.3 hereof, all money deposited with the Trustee pursuant to Section 8.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture. Such money need not be segregated from other funds except to the extent required by law.

     Company's Option to Effect Legal Defeasance or Covenant Defeasance.

     The Company may at its option by or pursuant to Board Resolution, at any time, elect to have Sections 8.4 or 8.5 hereof be applied to Outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

     Legal Defeasance and Discharge.

     Upon the Company's exercise of the option specified in Section 8.3 above applicable to this Section 8.4, the Company shall be deemed to have been discharged from its obligations with respect to the Notes, on and after the date the conditions set forth in Section 8.6 hereof are satisfied (hereinafter "legal defeasance"), subject to reinstatement pursuant to Section 8.10. For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes which shall thereafter be deemed to be "Outstanding" only for the purposes of Section
8.7 hereof and the other Sections of this Indenture referred to in clause (b) of this Section 8.4, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall on a Company Order execute proper instruments acknowledging the same), except the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Notes to receive, solely from the trust funds described in Section 8.6(a) hereof and as more fully set forth in such Section 8.6, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due; (b) the Company's obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.8, 2.10, 4.1, 4.2 and
6.8 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.4 with respect to the Notes notwithstanding the prior exercise of its option under Section 8.5 hereof. Following a legal defeasance, payment of such Notes may not be accelerated because of an Event of Default. If the Company exercises its legal defeasance option, the Guarantees in effect at such time will terminate.

     Covenant Defeasance.

     Upon the Company's exercise of the option specified in Section 8.3 hereof applicable to this Section 8.5, the Company shall be released from its obligations under Article IV (other than under Sections 4.1, 4.2, 4.4, 4.15 and 4.16) and Section 5.1(c) with respect to the Notes on and after the date the conditions set forth in Section 8.6 hereof are satisfied (hereinafter, "covenant defeasance"), and such Notes shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Article IV (other than under Sections 4.1, 4.2, 4.4, 4.15 and 4.16) and Section 5.1(c), but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in under Article IV (other than under Sections 4.1, 4.2, 4.4, 4.15 and 4.16) and Section 5.1(c), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. Following a covenant defeasance, payment of such Notes may not be accelerated because of an Event of Default other than an Event of Default of the type specified in Section 6.1(1),
(2) and (9) (with respect to the Company only).

     Conditions to Defeasance or Covenant Defeasance.

     The following shall be the conditions to the application of Sections 8.4 or
8.5 hereof to any Notes:

     (a) The Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, with instructions to the Trustee as to the application thereof, (A) cash in United States dollars, U.S. Government Obligations which through the payment of interest, if any, and principal in respect of the Notes in accordance with their terms will provide, not later than one day before the due date of any payment referred to in this Section 8.6(a), money in an amount sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the Trustee to pay and discharge the principal of, premium, if any, and interest on such Notes on the maturity of such principal or installment of principal or interest. Before making such a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption or purchase of Notes at a future date or dates in accordance with Article III which shall be given effect in applying the foregoing.

     (b) In the case of an election under Section 8.4 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

     (c) In the case of an election under Section 8.5 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

     (d) No Default or Event of Default under this Indenture shall have occurred and be continuing immediately after giving effect to the deposit pursuant to
Section 8.6(a) above.

     (e) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company.

     (f) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound.

     (g) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

     (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

     Deposited Money and U.S. Government Obligations to Be Held in Trust.

     Subject to the provisions of the last paragraph of Section 4.3 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.6 hereof in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture. Such money need not be segregated from other funds except to the extent required by law.

     Repayment to Company.

     To the extent permitted by the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 76, as amended or interpreted by the Financial Accounting Standards Board from time to time, or any successor thereto ("Standard No. 76"), or to the extent permitted by the Commission, the Trustee shall, from time to time, take one or more of the following actions as specified in a Company Request: (a) retransfer, reassign and deliver to the Company any securities deposited with the Trustee pursuant to Section 8.6(a) hereof, provided that the Company shall, in substitution therefor, simultaneously transfer, assign and deliver to the Trustee other U.S. Governmental Obligations appropriate to satisfy the Company's obligations in respect of the Notes; and (b) the Trustee and Paying Agent shall promptly pay to the Company upon Company Request any excess money or securities held by them at any time, including, without limitation, any assets deposited with the Trustee pursuant to Section 8.6(a) exceeding those necessary for the purposes of Section 8.6(a) hereof. The Trustee shall not take the actions described in subsections
(a) and (b) of this Section 8.8 hereof unless it shall have first received a written report of a nationally recognized firm of independent public accountants, (i) expressing their opinion that the contemplated action is permitted by Standard No. 76 or the Commission for transactions accounted for as extinguishment of debt under the circumstances described in paragraph 3.c of Standard No. 76 or any successor provision, and (ii) verifying the accuracy, after giving effect to such action or actions, of the computations which demonstrate that the amounts remaining to be earned on the U.S. Government Obligations deposited with the Trustee pursuant to Section 8.6(a) will be sufficient for purposes of Section 8.6(a) hereof.

     Indemnity for U.S. Government Obligations.

     The Company shall pay, and shall indemnify the Trustee against, any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to this Article or the principal and interest, if any, and any other amount received on such U.S. Government Obligations.

     Reinstatement.

     If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Notes in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes and of the Guarantors under this Indenture and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Notes in accordance with this Article VIII; provided, however, that, if the Company or any Guarantor has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Notes held by the Trustee or any Paying Agent.

     The Trustee's rights under this Article VIII shall survive termination of this Indenture and the resignation or removal of the Trustee.



                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

     Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee at any time and from time to time, may enter into indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

     (a) to cure any ambiguity, omission or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided, that such action shall not adversely affect the interests of the Holders of Notes in any material respect; or

     (b) to evidence the succession of another corporation or other Person to the Company or any Guarantor, and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, herein and in the Notes contained; or

     (c) to add a Subsidiary Guarantor pursuant to Section 4.13 and Article XI herein or remove a Subsidiary Guarantor; provided, however, that any such release is in accordance with the provisions of this Indenture; or

     (d) to secure the Notes;

     (e) to add to the covenants of the Company, for the benefit of the Holders of Notes, or to surrender any right or power herein conferred upon the Company; or

     (f) to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act; provided, that such action shall not adversely affect the interest of Holders of Notes in any material respect; or

     (g) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 7.11; or

     (h) to make any other change that does not adversely affect the rights of any Holder of Notes.

     Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected by such supplemental indenture or indentures (acting as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, such Note;

          (b) reduce the principal amount of, or the premium or interest on, such Note;

          (c) change the place or currency of payment of principal of, or premium or interest on, such Note;

          (d) modify or change any provision of this Indenture or the related definitions affecting the ranking of such Note or any Guarantee thereof in any manner adverse in any material respect to the holder of such Note;

          (e) reduce the premium payable upon the redemption or repurchase of any Note;

          (f) reduce the time before which such Note may be redeemed;

          (g) impair the right to institute suit for the enforcement of any payment on or with respect to such Note;

          (h) reduce the above-stated percentage of outstanding Notes necessary to modify or amend this Indenture;

          (i) reduce the percentage of outstanding Notes necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;

          (j) modify any provisions of this Indenture relating to the modification and amendment of this Indenture or the waiver of past defaults or covenants, except as otherwise specified; or

          (k) following the mailing of any Offer to Purchase, modify any Offer to Purchase required under Section 4.9 or 4.11 in a manner materially adverse to the Holder of such Note.

     It is not necessary under this Section 9.2 for the Holders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

     Upon the request of the Company, accompanied by an Officers' Certificate and a Board Resolution of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

     Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Conformity with Trust Indenture Act.

     Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the Trust Indenture Act as then in effect.

     Reference in Notes to Supplemental Indentures.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                    ARTICLE X
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     Company To Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to be furnished to the Trustee (i) semiannually, not more than 10 days after each June 1 and December 1, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, any of its Paying Agents (other than the Trustee) or the Registrar, if other than the Trustee, as to the names and addresses of the Holders of Notes as of such June 1 and December 1, and (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is requested to be furnished; provided, however, that if and so long as the Trustee is the Registrar for Notes, no such list need be furnished.

     Preservation of Information; Communications to Holders.

     (i) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Notes contained in the most recent list furnished to the Trustee as provided in Section 10.1 and the names and addresses of Holders of Notes received by the Trustee in its capacity as the Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 10.1 upon receipt of a new list so furnished.

     (ii) If three or more Holders of Notes (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

          (a) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 10.2(i), or

          (b) inform such applicants as to the approximate number of Holders of Notes, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 10.2(i), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Note whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 10.2(i), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless, within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Notes or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders of Notes with reasonable promptness after the entry of such order and the renewal of such tender; otherwise, the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (iii) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 10.2(ii), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 10.2(ii).

     Reports by Trustee.

     (i) Within 60 days after June 1, of each year commencing with the year 2002, the Trustee shall mail to each Holder reports concerning the Trustee and its action under this Indenture as may be required pursuant to the Trust Indenture Act if and to the extent and in the manner provided pursuant thereto.

     (ii) Reports pursuant to this Section shall be transmitted by mail (1) to all Holders of Notes, as their names and addresses appear in the Note Register and (2) except in the cases of reports under Section 313(b)(2) of the Trust Indenture Act, to each Holder of a Security of any series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 10.2(i).

     (iii) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Notes are listed, and also with the Commission. The Company will notify the Trustee when any Notes are listed on any securities exchange or delisted therefrom.

     Reports by Company.

     The Company will:

          (i) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
     Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (ii) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (iii) transmit by mail to Holders of Notes, in the manner and to the extent provided in Section 10.3(ii), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (i) and
     (ii) of this Section 10.4 as may be required by rules and regulations prescribed from time to time by the Commission.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).


                                   ARTICLE XI
                                    GUARANTEE

     Guarantee.

     Each of the Guarantors hereby unconditionally and irrevocably guarantees on a senior basis to each Holder and to the Trustee and its successors and assigns
(a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, of all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for principal of, or premium, if any, or interest on, the Notes, expenses, indemnification or otherwise and
(b) the full and punctual performance within applicable grace periods of all other obligations of the

Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Obligations"). Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors, and that the Guarantors shall remain bound under this Article XI notwithstanding any extension or renewal of any Obligations.

     Each of the Guarantors waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each of the Guarantors waives notice of any default under the Notes or the Obligations. The obligations of the Guarantors hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Guarantors.

     Each of the Guarantors further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

     The obligations of the Guarantors hereunder shall not be subject to any reduction, limitations, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity. Each Guarantee will be a continuing guarantee and will remain in full force and effect until payment in full of all the Obligations.

     Each of the Guarantors further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against each of the Guarantors by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each of the Guarantors hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) unpaid principal amount of such Obligations, (ii) the accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

     Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each of the Guarantors further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

     Each of the Guarantors also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

     Limitation on Liability.

     Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

     Successors and Assigns; Release of Subsidiary Guarantees.

     (i) This Article XI shall be binding upon each of the Guarantors and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     (ii) Notwithstanding the foregoing, in the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction) to a Person which is not the Company or a

Restricted Subsidiary, such Subsidiary Guarantor will be released from its obligations under its Guarantees if:

          (1) the sale or other disposition is in compliance with this Indenture, including Section 4.9; and

          (2) all the obligations of such Subsidiary Guarantor under any other Guarantees relating to any other Indebtedness of the Company or the Restricted Subsidiaries terminate upon consummation of such transaction.

In addition, a Subsidiary Guarantor will be released from its obligations under this Indenture, Subsidiary Guarantee and the Registration Rights Agreement if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.

     No Waiver.

     Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

     Modification.

     No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purposes for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstances.



                                   ARTICLE XII
                                  MISCELLANEOUS

     Exemption from Individual Liability.

     No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or the Guarantors or of any successor corporation, either directly or through the Company or the

Guarantors, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or the Guarantors or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

     Multiple Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     Qualification of Indenture.

     The Company and the Guarantors shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company and the Guarantors any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                    COLLINS & AIKMAN PRODUCTS CO., as Issuer

                         By:  /s/ Charles G. Nichols
                              ---------------------------------------------
                         Name:   Charles G. Nichols
                         Title:  Treasurer

                    COLLINS & AIKMAN CORPORATION, as Parent Guarantor

                         By:  /s/ Charles G. Nichols
                              ---------------------------------------------
                         Name:   Charles G. Nichols
                         Title:  Treasurer


                    AKRO MATS, LLC
                    AMCO CONVERTIBLE FABRICS, INC.
                    BECKER GROUP, LLC
                    BRUT PLASTICS, INC.
                    COLLINS & AIKMAN ACCESSORY MATS, INC.
                    COLLINS & AIKMAN ADVANCED PROCESSES, INC.
                    COLLINS & AIKMAN ASSET SERVICES, INC.
                    COLLINS & AIKMAN AUTOMOTIVE, INTERNATIONAL, INC. COLLINS & AIKMAN AUTOMOTIVE MATS, LLC
                    COLLINS & AIKMAN CANADA DOMESTIC HOLDING COMPANY COLLINS & AIKMAN CARPET & ACOUSTICS (MI), INC. COLLINS & AIKMAN CARPET & ACOUSTICS (TN), INC. COLLINS & AIKMAN DEVELOPMENT COMPANY
                    COLLINS & AIKMAN EUROPE, INC.
                    COLLINS & AIKMAN FABRICS, INC.
                    COLLINS & AIKMAN (GIBRALTAR) LIMITED
                    COLLINS & AIKMAN INTERIORS, INC.
                    COLLINS & AIKMAN PLASTICS, INC.
                    COMET ACOUSTICS, INC.
                    DURA CONVERTIBLE SYSTEMS, INC.
                    GREFAB, INC.
                    JPS AUTOMOTIVE, INC.


                         By:  /s/ Charles G. Nichols
                              ---------------------------------------------
                         Name:   Charles G. Nichols
                         Title:  Treasurer

                    COLLINS & AIKMAN INTERNATIONAL CORPORATION
                    COLLINS & AIKMAN PROPERTIES, INC.


                         By:  /s/ Charles G. Nichols
                              ---------------------------------------------
                         Name:   Charles G. Nichols
                         Title:  Treasurer


                    GAMBLE DEVELOPMENT COMPANY
                    WICKES ASSET MANAGEMENT, INC.
                    WICKES MANUFACTURING COMPANY


                         By:  /s/ Charles G. Nichols
                              ---------------------------------------------
                         Name:   Charles G. Nichols
                         Title:  Treasurer


                    M&C ADVANCED PROCESSES, INC.
                    TEXTRON AUTOMOTIVE EXTERIORS INC.
                    TEXTRON AUTOMOTIVE INTERIORS INC.
                    TEXTRON AUTOMOTIVE (ASIA) INC.
                    TEXTRON AUTOMOTIVE (ARGENTINA) INC.
                    TEXTRON AUTOMOTIVE OVERSEAS INVESTMENT INC.
                    TEXTRON AUTOMOTIVE INTERNATIONAL SERVICES INC. TEXTRON PROPERTIES INC.


                         By:  /s/ Charles G. Nichols
                              ---------------------------------------------
                         Name:   Charles G. Nichols
                         Title:  Treasurer


                    BNY MIDWEST TRUST COMPANY, as Trustee and as Registrar and Paying Agent


                         By:  /s/ Roxane Ellwalleger
                              --------------------------------------------
                               Name:   Roxane Ellwalleger
                               Title:  Assistant Vice President

                                                                       EXHIBIT A

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER,
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[in the case of Global Notes, insert: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE

DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

                          COLLINS & AIKMAN PRODUCTS CO.

                          10 3/4% Senior Note due 2011

No. __                                                    $_________


CUSIP:  ________

ISIN:  _________

     COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay ___________________, or its registered assigns, the principal sum of ___________________ [in the case of Global Notes insert: subject to such changes as shall be indicated on the Schedule of Increases or Decreases in Note attached hereto], on December 31, 2011.

     Interest Payment Dates: June 30 and December 31, commencing December 31, 2002.

     Regular Record Dates: June 15 and December 15.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed manually or by facsimile by its duly authorized officer.

Dated:                              COLLINS & AIKMAN PRODUCTS CO.

                                   By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                   By:
                                         ---------------------------------------
                                         Name:
                                         Title:





Certificate of Authentication:

This is one of the Notes described in the within-mentioned Indenture.

                                   BNY MIDWEST TRUST COMPANY, as Trustee


                                  By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                  Dated:___________________________________

                           [REVERSE SIDE OF SECURITY]

                          COLLINS & AIKMAN PRODUCTS CO.

                          10 3/4% Senior Note due 2011

     Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   Principal and Interest.

     Collins & Aikman Products Co., a Delaware corporation (such corporation and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at a rate of 10 3/4% per annum from the Issue Date (as defined in the Indenture referred to below) until repayment at maturity or redemption. The Company will pay interest semiannually on June 30 and December 31 of each year (each, an "Interest Payment Date"), commencing June 30, 2002. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 20, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand, to the extent permitted by law, at the rate borne by this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent permitted by law.

2.   Method of Payment.

     The Company will pay interest on the principal amount of the Notes as provided above on each Interest Payment Date, commencing June 30, 2002, to the persons which are Holders (as reflected in the Note Register at the close of business on the June 15 or December 15 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after December 31, 2011.

     The Company will pay principal, premium, if any, and interest in U.S. Dollars. If a payment date is a date other than a Business Day at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

     Principal of, and premium, if any, and interest on, Definitive Notes will be payable, and Definitive Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium, if any, and interest on,

Global Notes will be payable by the Company through the Trustee to the Depositary in immediately available funds. Holders of Definitive Notes will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Note, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Note Register maintained by the Registrar for the Notes.

3.   Paying Agents and Registrar.

     Initially, BNY Midwest Trust Company, the Trustee under the Indenture, will act as Trustee, Paying Agent and Registrar. The Company may appoint and change the Paying Agent or Registrar without notice to any Holder.

4.   Indenture.

     The Company issued the Initial Notes under an Indenture dated as of December 20, 2001 (the "Indenture"), among the Company, the Guarantors parties thereto and BNY Midwest Trust Company, as trustee (the "Trustee"), and registrar and a paying agent. The terms of the Initial Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). The Initial Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

5.   Exchange Offer.

     In accordance with the terms of the Registration Rights Agreement dated December 20, 2001, between J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and TD Securities (USA) Inc., as initial purchasers, the Company and the Guarantors (the "Registration Rights Agreement"), if the Exchange Offer contemplated thereby is not completed on or before the date that is 210 days after the Closing Date, the annual interest rate borne by this Note will be increased by 1.0% per annum until the exchange offer is completed or the Notes become freely transferable under the Securities Act. In addition, in the event that a shelf registration statement contemplated thereby is not declared effective within the time periods specified therein, the annual interest rate borne by this Note will be increased by 1.0% per annum until such shelf registration statement is declared effective or the Notes become freely transferable under the Securities Act. Whenever there is mentioned herein, in any context, the payment of interest on this Note, such mention shall be deemed to include mention of the payment of any additional interest to the extent that, in such context, any such additional interest is, was or would be payable in respect thereof pursuant to the provisions of this Note, the Indenture and the Registration Rights Agreement and express mention of the payment of additional interest (if applicable) in any provisions hereof shall not be construed as excluding additional interest in those provisions hereof where such express mention is not made.

     Notwithstanding any other provision of the Indenture or this Note: (i) accrued and unpaid interest on the Initial Notes at the time such Initial Notes are exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Exchange Notes following completion of the Exchange Offer and shall be paid to the Holder on the relevant record date of the Exchange Notes issued in respect of the Initial Notes exchanged, and (ii) interest on the Exchange Notes issued in the Exchange Offer shall accrue from the most recent date to which interest has been paid on the Initial Notes or, if no interest has been paid, from the Issue Date.

6.   Optional Redemption.

     (a) The Notes are redeemable from time to time prior to December 31, 2004 only in the event that the Company receives net cash proceeds from one or more Equity Offerings, in which case the Company may, at its option, use all or a portion of any such net cash proceeds to redeem up to an aggregate principal amount equal to 35% of the original aggregate principal amount of the Notes, provided, however, that Notes in an aggregate original principal amount equal to at least 65% of the aggregate original principal amount of the Notes remains outstanding after each such redemption. Any such redemption must occur within 120 days of any such Equity Offering and upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at a Redemption Price of 110.75% of the principal amount of the Notes plus accrued and unpaid interest, if any, to but excluding the date of redemption.

     (b) The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after December 31, 2006 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, to but excluding the date of redemption, if redeemed during the 12-month period commencing on or after December 31 of the years set forth below:

Year                                                Redemption
                                                      Price

2006.............................................    105.375%
2007.............................................    103.583%
2008.............................................    101.792%
2009 and thereafter..............................    100.000%


     (a) In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, then on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate (and in such manner as complies with applicable legal requirements) provided that (i) Notes and portions thereof that the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000 and (ii) no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Trustee or with a Paying Agent (or, if applicable, segregated and held in trust) money sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Notes which are to be redeemed on such date.

7.   Mandatory Redemption.

     Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

8.   Repurchase at Option of Holder.

     If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes pursuant to the Change of Control offer on the terms set forth in this Indenture (a "Change of Control Offer"). In the Change of Control Offer, the Company shall offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder as set forth in the Indenture.

     In the event of certain Asset Dispositions and subject to certain limitations set forth in the Indenture, the Company shall make an Offer to Purchase the outstanding applicable issue of Notes at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the purchase date.

9.   Guarantees.

     Each of the Guarantors has irrevocably, fully and unconditionally guaranteed on an unsecured senior, unsecured basis, as the case may be, the performance and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under the Indenture and this Note, whether for principal of or interest on the Notes, to the extent provided in the Indenture. Each of the Guarantors also agrees to pay, in addition to the amount stated above, on an senior unsecured basis, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Guarantee with respect to such Guarantor. Such Guarantees, however, will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by each of the Guarantors without rendering the Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

10.  Denominations; Transfer; Exchange.

     The Notes are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, the Regisrar need not register the transfer or exchange of any Notes for a period beginning at the opening of 15 calendar days before the day of any selection of Notes for redemption under Section 7 hereof.

11.  Persons Deemed Owners.

     The registered Holder of a Note shall be treated as its owner for all purposes.

12.  Unclaimed Money.

     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agents with respect to such money shall cease.

13.  Discharge Prior to Redemption or Maturity.

     Subject to certain conditions contained in the Indenture, at any time some or all of the obligations under the Notes and the Indenture may be terminated if the Company deposits with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, the Notes to redemption or stated maturity, as the case may be.

14.  Amendment; Supplement; Waiver.

     Subject to certain exceptions as set forth in the Indenture, with the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Notes adversely affected by such supplemental indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or supplemental indentures to add any provisions to or to change or eliminate any provisions of this Indenture or of any other supplemental indenture or to modify the rights of the Holders of such Notes. Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution and the Trustee at any time and from time to time, may enter into supplemental indentures, in form reasonably satisfactory to the Trustee, to, among other things, cure any ambiguity, omission, defect or inconsistency, provided, that such action does adversely affect the rights of any Holder. The Holders of a majority in aggregate principal amount of Outstanding Notes by written notice to the Trustee may waive on behalf of the Holders of all Notes a past Default or Event of Default and its consequences subject to certain requirements and exceptions.

15.  Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Indebtedness and issue Preferred Stock, create Liens, make Restricted Payments and make Asset Dispositions. In addition, the Indenture imposes certain limitations on the ability of the Company and the Guarantors to engage in mergers and consolidations or transfers of all or substantially all of its assets. The Indenture requires the Company to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that in the course of the performance by the signer of his duties as an Officer of the Company he would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during such period. If he does, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

16.  Defaults and Remedies.

     The Indenture specifies certain Events of Default and remedies. If an Event of Default occurs and is continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture. Upon such a declaration, such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable. In the event of certain Events of Default relating to bankruptcy, all unpaid principal of, premium, if any, and accrued and unpaid interest on the Notes then outstanding will ipso facto become due and payable.

17.  Trustee Dealings with the Company.

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.

     An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or the Guarantors shall not have any liability for any obligations of the Company and the Guarantors under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

19.  Authentication.

     This Note shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Note.

20.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

21.  Additional Rights of Holders of Transfer Restricted Notes.

     In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement.

22.  GOVERNING LAW.

     THIS NOTE, THE INDENTURE AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE GUARANTORS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY.

23.  Successor Corporation.

     In the event a successor corporation assumes all the obligations of the Company under the Notes and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture that has in it the text of this Note. Requests may be made to:

                           Collins & Aikman Products Co.
                           5755 New King Court
                           Troy, Michigan  48098

                           Attention:  Treasurer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to:

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:
      ------------------------------

                               Your Name:
                                           -------------------------------------
                                           Print your name exactly as it appears
                                           on the face of this Note)

                               Your Signature: _________________________________
                                              (Sign exactly as your name appears
                                               on the face of this Note)

Signature Guarantee*:
                     --------------------------------------------------


     * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.9 or Section 4.11 of the Indenture, please check the appropriate box:

      |_| Section 4.9                      |_| Section 4.11

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.9 or Section 4.11 of the Indenture, state the amount you elect to have purchased:

                                                 $----------------

Date:
     -------------------------------


                     Your Signature:___________________________
                                    (Sign exactly as your name appears on the face of this Note)



                     Tax Identification No.:______________________


Signature Guarantee*:      __________________


* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[in the case of Global Notes, insert:

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The initial principal amount of this Global Note is $________. The following increases or decreases in this Global Note have been made:

                  Amount of decrease in    Amount of increases in        Principal Amount of                  Signature of
    Date of         Principal Amount of      Principal Amount of           this Global Note              authorized officer of
   Exchange           This Global Note          this Global Note            following such                     Trustee or
                                                                        decrease (or increase)                 Depositary
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


                                                                       EXHIBIT B

 [in the case of Global Notes, insert: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]



                          COLLINS & AIKMAN PRODUCTS CO.

                          10 3/4% Senior Note due 2011

No. __                                                            $_________


CUSIP:  ________

ISIN:  _________

     COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay ___________________, or its registered assigns, the principal sum of ___________________ [in the case of Global Notes insert: subject to such changes as shall be indicated on the Schedule of Increases or Decreases in Note attached hereto], on December 31, 2011.

     Interest Payment Dates: June 30 and December 31, commencing June 30, 2002.

     Regular Record Dates: June 15 and December 15.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed manually or by facsimile by its duly authorized officer.

Dated:                         COLLINS & AIKMAN PRODUCTS CO.

                              By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                              By:
                                    --------------------------------------------
                                    Name:
                                    Title:





Certificate of Authentication:

This is one of the Notes described in the within-mentioned Indenture.

                               BNY MIDWEST TRUST COMPANY, as Trustee


                              By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                              Dated:___________________________________

                           [REVERSE SIDE OF SECURITY]

                          COLLINS & AIKMAN PRODUCTS CO.

                          10 3/4% Senior Note due 2011

     Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.       Principal and Interest.

     Collins & Aikman Products Co., a Delaware corporation (such corporation and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at a rate of 10 3/4% per annum from the Issue Date (as defined in the Indenture referred to below) until repayment at maturity or redemption. The Company will pay interest semiannually on June 30 and December 31 of each year (each, an "Interest Payment Date"), commencing June 30, 2002. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 20, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand, to the extent permitted by law, at the rate borne by this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent permitted by law.

2.       Method of Payment.

     The Company will pay interest on the principal amount of the Notes as provided above on each Interest Payment Date, commencing June 30, 2002, to the persons which are Holders (as reflected in the Note Register at the close of business on the June 15 or December 15 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after December 31, 2011.

     The Company will pay principal, premium, if any, and interest in U.S. Dollars. If a payment date is a date other than a Business Day at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

     Principal of, and premium, if any, and interest on, Definitive Notes will be payable, and Definitive Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium, if any, and interest on,

Global Notes will be payable by the Company through the Trustee to the Depositary in immediately available funds. Holders of Definitive Notes will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Note, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Note Register maintained by the Registrar for the Notes.

3.       Paying Agents and Registrar.

     Initially, BNY Midwest Trust Company, the Trustee under the Indenture, will act as Trustee, Paying Agent and Registrar. The Company may appoint and change the Paying Agent or Registrar without notice to any Holder.

4.       Indenture.

     The Company issued the Initial Notes under an Indenture dated as of December 20, 2001 (the "Indenture"), among the Company, the Guarantors parties thereto and BNY Midwest Trust Company, as trustee (the "Trustee"), and registrar and a paying agent. The terms of the Initial Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). The Initial Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

5.       Optional Redemption.

     (a) The Notes are redeemable from time to time prior to December 31, 2004 only in the event that the Company receives net cash proceeds from one or more Equity Offerings, in which case the Company may, at its option, use all or a portion of any such net cash proceeds to redeem up to an aggregate principal amount equal to 35% of the original aggregate principal amount of the Notes, provided, however, that Notes in an aggregate original principal amount equal to at least 65% of the aggregate original principal amount of the Notes remains outstanding after each such redemption. Any such redemption must occur within 120 days of any such Equity Offering and upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at a Redemption Price of 110.75% of the principal amount of the Notes plus accrued and unpaid interest, if any, to but excluding the date of redemption.

     (b) The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after December 31, 2006 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, to but excluding the date of redemption, if redeemed during the 12-month period commencing on or after December 31 of the years set forth below:

Year                                              Redemption
                                                     Price

2006.............................................   105.375%
2007.............................................   103.583%
2008.............................................   101.792%
2009 and thereafter..............................   100.000%

     (b) In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, then on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate (and in such manner as complies with applicable legal requirements) provided that (i) Notes and portions thereof that the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000 and (ii) no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Trustee or with a Paying Agent (or, if applicable, segregated and held in trust) money sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Notes which are to be redeemed on such date.

6.       Mandatory Redemption.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.       Repurchase at Option of Holder.

     If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes pursuant to the Change of Control offer on the terms set forth in this Indenture (a "Change of Control Offer"). In the Change of Control Offer, the Company shall offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder as set forth in the Indenture.

     In the event of certain Asset Dispositions and subject to certain limitations set forth in the Indenture, the Company shall make an Offer to Purchase the outstanding applicable issue of Notes at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the purchase date.

8.       Guarantees.

     Each of the Guarantors has irrevocably, fully and unconditionally guaranteed on an unsecured senior, unsecured basis, as the case may be, the performance and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under the Indenture and this Note, whether for principal of or interest on the Notes, to the extent provided in the Indenture. Each of the Guarantors also agrees to pay, in addition to the amount stated above, on an senior unsecured basis, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Guarantee with respect to such Guarantor. Such Guarantees, however, will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by each of the Guarantors without rendering the Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

9.       Denominations; Transfer; Exchange.

     The Notes are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, the Registrar need not register the transfer or exchange of any Notes for a period beginning at the opening of 15 calendar days before the day of any selection of Notes for redemption under Section 6 hereof.

10.      Persons Deemed Owners.

     The registered Holder of a Note shall be treated as its owner for all purposes.

11.      Unclaimed Money.

     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agents with respect to such money shall cease.

12.      Discharge Prior to Redemption or Maturity.

     Subject to certain conditions contained in the Indenture, at any time some or all of the obligations under the Notes and the Indenture may be terminated if the Company deposits with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, the Notes to redemption or stated maturity, as the case may be.

13.      Amendment; Supplement; Waiver.

     Subject to certain exceptions as set forth in the Indenture, with the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Notes adversely affected by such supplemental indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or supplemental indentures to add any provisions to or to change or eliminate any provisions of this Indenture or of any other supplemental indenture or to modify the rights of the Holders of such Notes. Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution and the Trustee at any time and from time to time, may enter into supplemental indentures, in form reasonably satisfactory to the Trustee, to, among other things, cure any ambiguity, omission, defect or inconsistency, provided, that such action does adversely affect the rights of any Holder. The Holders of a majority in aggregate principal amount of Outstanding Notes by written notice to the Trustee may waive on behalf of the Holders of all Notes a past Default or Event of Default and its consequences subject to certain requirements and exceptions.

14.      Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Indebtedness and issue Preferred Stock, create Liens, make Restricted Payments and make Asset Dispositions. In addition, the Indenture imposes certain limitations on the ability of the Company and the Guarantors to engage in mergers and consolidations or transfers of all or substantially all of its assets. The Indenture requires the Company to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that in the course of the performance by the signer of his duties as an Officer of the Company he would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during such period. If he does, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

15.      Defaults and Remedies.

     The Indenture specifies certain Events of Default and remedies. If an Event of Default occurs and is continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture. Upon such a declaration, such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable. In the event of certain Events of Default relating to bankruptcy, all unpaid principal of, premium, if any, and accrued and unpaid interest on the Notes then outstanding will ipso facto become due and payable.

16.      Trustee Dealings with the Company.

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.      No Recourse Against Others.

     An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or the Guarantors shall not have any liability for any obligations of the Company and the Guarantors under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

18.      Authentication.

     This Note shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Note.

19.      Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

20.      Additional Rights of Holders of Transfer Restricted Notes.

     In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement.

21.      GOVERNING LAW.

     THIS NOTE, THE INDENTURE AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE GUARANTORS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY.

22.      Successor Corporation.

     In the event a successor corporation assumes all the obligations of the Company under the Notes and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture that has in it the text of this Note. Requests may be made to:

                           Collins & Aikman Products Co.
                           5755 New King Court
                           Troy, Michigan  48098
                           Attention:  Treasurer

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to:

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:
      ------------------------------

                               Your Name:
                                          --------------------------------------
                                          Print your name exactly as it appears
                                          on the face of this Note)

                                Your Signature: ________________________________
                                               (Sign exactly as your name
                                               appears on the face of this Note)

Signature Guarantee*:
                     --------------------------------------------------


     * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.9 or Section 4.11 of the Indenture, please check the appropriate box:

      |_| Section 4.9                     |_| Section 4.11

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.9 or Section 4.11 of the Indenture, state the amount you elect to have purchased:

                                                 $----------------

Date:
     -------------------------------


                     Your Signature:___________________________
                                    (Sign exactly as your name appears on the face of this Note)



                     Tax Identification No.:______________________


Signature Guarantee*:      __________________


* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[in the case of Global Notes, insert:

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The initial principal amount of this Global Note is $________. The following increases or decreases in this Global Note have been made:

                  Amount of decrease in    Amount of increases in        Principal Amount of                  Signature of
    Date of         Principal Amount of      Principal Amount of           this Global Note              authorized officer of
   Exchange           This Global Note          this Global Note            following such                     Trustee or
                                                                        decrease (or increase)                 Depositary
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
